Exhibit 10.9

SHAREHOLDERS AGREEMENT

dated as of

August 23, 2007

among

SYMBION HOLDINGS CORPORATION,

CRESTVIEW SYMBION HOLDINGS, L.L.C.,

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY,

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
(FOR ITS GROUP ANNUITY SEPARATE ACCOUNT),

TRIDENT IV, L.P.,

TRIDENT IV PROFESSIONALS FUND, L.P.,

BANC OF AMERICA CAPITAL INVESTORS V, L.P.,

R6 OVERSEAS OPPORTUNITY FUND, LTD.,

R6 OPPORTUNITY FUND, L.P.

and

CERTAIN OTHER PERSONS NAMED HEREIN

TABLE OF CONTENTS

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ARTICLE 1
DEFINITIONS

Section 1.01 . Definitions. (a) As used herein, the following terms have the following meanings:	2

Section 1.02 . Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “, but not limited to,”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

11

ARTICLE 2
CORPORATE GOVERNANCE

Section 2.01 . Composition of the Board. (a) The Board shall consist of up to seven directors for so long as Mr. Richard E. Francis, Jr. remains the Chief Executive Officer of the Company (and thereafter shall be such size as the Board may determine). One of the directors shall be Mr. Richard E. Francis, Jr. for so long as he remains the Chief Executive Officer of the Company, one of the directors shall be

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Mr. Clifford G. Adlerz for so long as he remains the Chief Operating Officer and President of the Company, one director shall be designated by Trident IV for so long as Trident IV owns at least 50% of the Common Stock acquired by it on the Closing Date and the remaining directors shall be designated by Crestview Partners (ERISA), L.P. for so long as the Crestview Shareholder owns at least 50% of the Common Stock acquired by it on the Closing Date. Mr. Francis shall be the Chairman of the Board for so long as he remains the Chief Executive Officer of the Company. Crestview Partners (ERISA), L.P. and Trident IV shall consult with Mr. Francis on the identity of their respective designees to the Board before making such designations

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Section 2.02 . Removal. Each Shareholder agrees that, if at any time it is then entitled to vote for the removal of directors from the Board, it shall not vote any of its Shares in favor of the removal of any director who shall have been designated pursuant to Section 2.01 or Section 2.03, unless such removal shall be for Cause or the Person or Persons entitled to designate or nominate such director shall have consented to such removal in writing; provided that, if the Person or Persons entitled to designate any director pursuant to Section 2.01 shall request in writing the removal, with or without cause, of such director, such Shareholder shall vote its Shares in favor of such removal

12

Section 2.03 . Vacancies. If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy on the Board:	12

Section 2.04 . Meetings. The Board shall hold a regularly scheduled meeting at least once every calendar quarter. The Company shall pay all reasonable out-of-pocket expenses incurred by each director in connection with attending regular and special meetings of the Board and any committee thereof, and any such meetings of the board of directors of any Subsidiary of the Company and any committee thereof	13

Section 2.05 . Action by the Board. (a) A quorum of the Board shall consist of a majority of the directors which includes all of the designees of the Crestview Shareholder who are employees, officers or partners of a Crestview Fund itself (each such designee, a “Crestview Fund Designee”) unless otherwise waived in writing by the Crestview Shareholder; provided that the Crestview Shareholder shall have the right at any time to increase the number of directors necessary to constitute such quorum	13

Section 2.06 . Actions Requiring Consent. Subject to the provisos set forth at the end of this Section, for so long as the Crestview Shareholder (together with any Permitted Transferees thereof) shall own at least

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50% of the Shares held by the Crestview Shareholder on the Closing Date, the Company shall not, shall not permit any of its wholly owned Subsidiaries to, and shall use all commercially reasonable efforts to cause its less than wholly owned Subsidiaries and joint ventures (whether majority or minority owned by the Company) not to, take any of the following actions (or agree or commit to take any of the following actions) without (x) the approval of a majority of the Board and (y) the prior written consent of the Crestview Shareholder, acting in its capacity as a stockholder of the Company:	13

Section 2.07 . Charter or Bylaw Provisions. Each Shareholder agrees to vote its Shares or execute proxies or written consents, as the case may be, and to take all other actions necessary, to ensure that the Charter and Bylaws (i) facilitate, and do not at any time conflict with, any provision of this Agreement and (ii) permit each Shareholder to receive the benefits to which each such Shareholder is entitled under this Agreement. The Charter and Bylaws shall provide for (x) the elimination of the liability of each director on the Board to the maximum extent permitted by applicable law and (y) indemnification of each director on the Board for acts on behalf of the Company to the maximum extent permitted by applicable law

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Section 2.08 . Notice of Meeting. The Company shall give each director notice and the agenda for each meeting of the Board or any committee thereof a reasonable period of time before such meeting in light of the circumstances thereof	17

Section 2.09 . Subsidiary Governance. The Company agrees that it will vote (or cause the voting of) the shares of the capital stock of its Subsidiaries, including shares of its less than wholly owned Subsidiaries or its minority joint ventures, and each Shareholder agrees to vote its Shares and to cause its representatives on the Board, subject to their fiduciary duties, to vote and take other appropriate action, in each case to give effect to the agreements in this Article 2 in respect of any Subsidiary of the Company (including Section 2.06 hereof)	17

Section 2.10 . Rights to Appoint Board Observers. NW Mutual shall have the right to appoint two individuals to attend each meeting of the Board and each meeting of the board of directors of Symbion, Inc. (the “Symbion, Inc. Board”), BACI shall have the right to appoint one individual to attend each meeting of the Board and the Symbion, Inc. Board, and Trident IV shall have the right to appoint one individual to attend each meeting of the Symbion, Inc. Board, in each case as non-voting observers (the “Board Observers”) and whether such meeting is conducted in person or by teleconference. The Board Observers shall be entitled to receive notices of all meetings of the Board and the Symbion, Inc. Board and to obtain copies of all

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materials provided to the Board or the Symbion, Inc. Board; provided that, for the sake of clarity, the Board Observers shall have no voting rights whatsoever with respect to actions taken by the Board or the Symbion, Inc. Board. The Company shall provide to R6, at substantially the same time as such materials are provided to members of the Board or the Symbion, Inc. Board, as applicable, copies of all materials formally provided to such members in connection with meetings of the Board or the Symbion, Inc. Board (including board meeting minutes and resolutions that are formally adopted). The Board Observers will be asked to leave all or a portion of a meeting of the Board or the Symbion, Inc. Board to the extent such board of directors is discussing (and will not be entitled to receive any) information that is subject to any legal privilege. The Company shall pay all reasonable out-of-pocket expenses incurred by each Board Observer in connection with attending regular and special meetings of the Board and the Symbion, Inc. Board

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ARTICLE 3
RESTRICTIONS ON TRANSFER

Section 3.01 . General Restrictions on Transfer. (a) Each Shareholder understands and agrees that the Company Securities have not been registered under the Securities Act and are restricted securities under such act. Each Shareholder agrees that it shall not Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws, and the terms and conditions of this Agreement	18

Section 3.02 . Legends. (a) In addition to any other legend that may be required, each certificate for Company Securities issued to any Shareholder shall bear a legend in substantially the following form:	18

Section 3.03 . Permitted Transferees. Notwithstanding anything in this Agreement to the contrary, any Shareholder may at any time Transfer any or all of its Company Securities to one or more of its Permitted Transferees without the consent of the Board or any other Shareholder or group of Shareholders and without compliance with Sections 3.04, 3.05, 4.01, 4.02 and 4.04 so long as (i) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement in the form of Exhibit A attached hereto and (ii) the Transfer to such Permitted Transferee is in compliance with the Securities Act and any other applicable securities or “blue sky” laws

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Section 3.04 . Restrictions on Transfers by Institutional Shareholders. (a) Except as otherwise waived in any instance by the Company, the Company’s Chief Executive Officer and the Crestview Shareholder

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(who may each grant or withhold such waiver in their sole discretion) in the case of a Transfer by any Institutional Shareholder (other than the Crestview Shareholder), no Institutional Shareholder shall Transfer any of its Company Securities, except to one or more of its Permitted Transferees in accordance with Section 3.03 or as follows:	19

Section 3.05 . Restrictions on Transfers by Management Shareholders. (a) Except as otherwise waived in any instance by the Company, the Company’s Chief Executive Officer and the Crestview Shareholder (who may each grant or withhold such waiver in their sole discretion), no Management Shareholder shall Transfer any of its Company Securities, except to one or more of its Permitted Transferees in accordance with Section 3.03 or as follows:	20

ARTICLE 4
TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS; RIGHTS OF FIRST REFUSAL; PREEMPTIVE RIGHTS; REPURCHASE RIGHTS

Section 4.01 . Tag-Along Rights. (a) Subject to Sections 4.01(g) and (h), 4.03 and 4.04, if any Shareholder (the “Tag-Along Seller”) proposes to Transfer to a Third Party, in a transaction otherwise permitted by Article 3, in a single transaction or in a series of related transactions a number of Company Securities held by the Tag-Along Seller that exceeds 2% of the aggregate number of any outstanding Company Securities (a “Tag-Along Sale”):	20

Section 4.02 . Drag-Along Rights. (a) Subject to Sections 4.02(e), 4.02(f), 4.03 and 4.04, if the Crestview Shareholder (the “Drag-Along Seller”) enters into an agreement to sell all or substantially all of its Company Securities to a Third Party (whether pursuant to a merger acting through Parent, stock sale or otherwise) (a “Drag-Along Sale”), the Drag-Along Seller may at its option require all Other Shareholders to, and the Other Shareholders shall, (i) Transfer the Drag-Along Portion of Company Securities (“Drag-Along Rights”) then held by every Other Shareholder (and shall not exercise any appraisal or dissenter’s rights that may otherwise be available to any such Other Shareholder under applicable law), and (ii) subject to and at the closing of the Drag-Along Sale, exercise such number of options or warrants for Shares held by every Other Shareholder as is required in order that a sufficient number of Shares are available to Transfer the relevant Drag-Along Portion of Company Securities of each such Other Shareholder, in each case for the same consideration per Share as the Drag-Along Seller and otherwise on the same terms and conditions as the Drag-Along Seller; provided that any Other Shareholder that holds options the exercise price per share of which is greater than the per share price at which the Shares are to be

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Transferred to the Drag-Along Transferee, if required by the Drag-Along Seller to exercise such options, may, in lieu of such exercise, submit to irrevocable cancellation thereof without any liability for payment of any exercise price with respect thereto. If the Drag-Along Sale is not consummated with respect to any Shares acquired upon exercise of any options or warrants, or the Drag-Along Sale is not consummated, any options or warrants exercised or canceled in contemplation of such Drag-Along Sale shall be deemed not to have been exercised or canceled, as applicable	23

Section 4.03 . Additional Conditions to Tag-Along Sales and Drag-Along Sales. Notwithstanding anything contained in Section 4.01 or 4.02, the rights and obligations of the Shareholders to participate in a Tag-Along Sale under Section 4.01 or a Drag-Along Sale under Section 4.02 are subject to the following conditions:	26

Section 4.04 . Rights of First Refusal. (a) If, at any time, any Shareholder receives from or otherwise negotiates with a Third Party an offer to purchase any or all of the Company Securities owned or held by that Shareholder (an “Offer”), and that Shareholder (the “ROFR Seller”) intends to pursue the Transfer of such Company Securities to that Third Party, then the ROFR Seller shall give notice (an “Offer Notice”) to the other Shareholders (the “ROFR Offerees”) and to the Company that the ROFR Seller desires to accept the Offer, which notice shall also set forth the number and kind of Company Securities proposed to be sold (the “Offered Securities”), the price per share that the ROFR Seller proposes to be paid for those Offered Securities (the “Offer Price”) and all other material terms and conditions of the Offer

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Section 4.05 . Preemptive Rights. (a) The Company shall give each Shareholder notice (an “Issuance Notice”) of any proposed issuance by the Company of any Company Securities at least 20 Business Days prior to the proposed issuance date. The Issuance Notice shall specify the price at which such Company Securities are to be issued and the other material terms of the issuance. Subject to Section 4.05(f) below, each Shareholder shall be entitled to purchase up to such Shareholder’s Preemptive Rights Share of the Company Securities proposed to be issued, at the price and on the terms specified in the Issuance Notice. For purposes of this Agreement, the term “Preemptive Rights Share” shall mean, with respect to any Holder, the percentage that results from dividing (i) that Shareholder’s Aggregate Ownership (immediately before giving effect to the issuance) of Common Stock by (ii) the Aggregate Ownership (immediately before giving effect to the issuance) of the Common Stock held by all Shareholders

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Section 4.06 . Purchase Option. (a) In the event that any Management Shareholder shall cease to be employed by or in the service of the Company or any of its Subsidiaries due to (i) death, disability, retirement, or voluntary resignation or (ii) termination with Cause, the Company shall have the right and option, at any time within the 90-day period (the “Option Period”) after the effective date of such termination of employment (the “Termination Date”) or, if later, the exercise date for the options under which such Option Shares are acquired (which Option Period shall be extended if such transaction is subject to regulatory approval until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days after the commencement of the Option Period), to purchase from such Management Shareholder all of the Option Shares then owned by such Management Shareholder (and his or her Permitted Transferees) at a purchase price equal to the Option Purchase Price (as defined below). The Company shall give notice to the Management Shareholder of its intention to purchase the Option Shares at any time not later than the end of the Option Period (which period shall be extended if such transaction is subject to regulatory approval until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days after the commencement of the Option Period). The right of the Company set forth in this Section 4.06 to purchase a Management Shareholder’s Option Shares is hereinafter referred to as the “Purchase Option”. For the avoidance of doubt, the Purchase Option shall not apply to the termination of a Management Shareholder’s employment with the Company or any Subsidiary (x) by the Company other than for Cause or (y) by either Mr. Francis or Mr. Adlerz, or any other Management Shareholder with an employment agreement or option award agreement that defines “good reason”, for Good Reason

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Article 5
REGISTRATION RIGHTS

Section 5.01 . Demand Registration. (a) If at any time following the Closing Date, the Company shall receive a written request from the Crestview Shareholder (the “Requesting Shareholder”) that the Company effect the registration under the Securities Act of all or any portion (so long as the value of such portion shall be equal to a minimum of $5 million for a S-1 registration and $1 million for a S-3 registration) of such Requesting Shareholder’s Registrable Securities, and specifying the intended method of disposition thereof and the number of Registrable Securities for which the Requesting

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Shareholder has requested registration under this Section 5.01 (the “Crestview Request Amount”), then the Company shall promptly give notice of such requested registration (a “Demand Registration”) at least 20 Business Days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the Other Shareholders and thereupon shall use its reasonable best efforts to effect, as expeditiously as reasonably practicable, the registration under the Securities Act, but subject to the restrictions set forth in Sections 5.01(e) and 5.02, of:	33

Section 5.02 . Piggyback Registration. (a) Subject to Section 5.02(c), if the Company proposes to register any Company Securities under the Securities Act after the IPO, including a Demand Registration (other than a registration on Form S-8, S-4 or F-4, or any successor forms, relating to Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account or for other Persons (e.g., the Requesting Holder), the Company shall each such time give prompt notice at least 20 Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Shareholder (the “Piggyback Notice”), which notice shall set forth such Shareholder’s rights under this Section 5.02 and the Crestview Request Amount (if such Public Offering is pursuant to a Demand Registration) and shall offer such Shareholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Shareholder may request (a “Piggyback Registration”), subject to the provisions of Section 5.02(b). Subject to Section 5.02(c), upon the request of any such Other Shareholder made within 10 Business Days after the receipt of the Piggyback Notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Shareholder), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all Shareholders, to the extent necessary to permit the disposition of the Registrable Securities so to be registered; provided that (i) if such registration involves an underwritten Public Offering, all such Shareholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 5.04(f) on the same terms and conditions as apply to the Company or the Requesting Shareholder, as applicable, and (ii) if, at any time after giving notice of its intention to register any Company Securities for

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the Company’s own account pursuant to this Section 5.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 5.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 5.01. The Company shall pay all Registration Expenses in connection with each Piggyback Registration

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Section 5.03 . Lock-Up Agreements. If any registration of Registrable Securities shall be effected in connection with a Public Offering, neither the Company nor any Shareholder shall effect any public sale or distribution, including any sale pursuant to Rule 144, of any Company Securities or other security of the Company (except as part of such Public Offering) during the period beginning 14 days prior to the effective date of the applicable registration statement until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) 180 days following the effective date (such period, the “Lock-Up Period” for the applicable registration statement); provided that in the case of any post-IPO Public Offering, such lock-up restriction shall apply (x) only to any Registering Shareholder(s) and the Company and (y) to all Shareholders who beneficially own (as defined in the Exchange Act) more than 1% of the aggregate number of then outstanding Company Securities; and provided further that no such lock-up restriction may be waived by the underwriter(s) for any Institutional Shareholder unless such restriction shall simultaneously be waived for all Institutional Shareholders

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Section 5.04 . Registration Procedures. Whenever Shareholders request that any Registrable Securities be registered pursuant to Section 5.01 or 5.02, subject to the provisions of such Sections, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as reasonably practicable. In connection with any such request, the following shall occur:	38

Section 5.05 . Indemnification by the Company. The Company agrees to indemnify and hold harmless each Registering Shareholder beneficially owning any Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims,

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damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Shareholder or on such Shareholder’s behalf expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 5.05

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Section 5.06 . Indemnification by Registering Shareholders. Each Registering Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Shareholder, but only with respect to information furnished in writing by such Shareholder or by an authorized representative of such Shareholder on such Shareholder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 5.06. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 5, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar

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securities. No Registering Shareholder shall be liable under this Section 5.06 for any Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate	42

Section 5.07 . Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 5, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes

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an unconditional release of such Indemnified Party from all liability arising out of such proceeding	43

Section 5.08 . Contribution. If the indemnification provided for in this Article 5 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Registering Shareholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Shareholders or by such underwriters. The relative fault of the Company on the one hand and of each such Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to

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information and opportunity to correct or prevent such statement or omission	44

Section 5.09 . Participation in Public Offering. No Shareholder may participate in any Public Offering hereunder unless such Shareholder (i) agrees to sell such Shareholder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights	45

Section 5.10 . Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Registering Shareholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act	46

Section 5.11 . Cooperation by the Company. If any Shareholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request	46

Section 5.12 . No Transfer of Registration Rights. None of the rights of Shareholders under this Article 5 shall be assignable by any Shareholder to any Person acquiring Securities in any Public Offering or pursuant to Rule 144. The Demand Registration rights are not assignable or transferable by the Crestview Shareholder	46

ARTICLE 6
CERTAIN COVENANTS AND AGREEMENTS

Section 6.01 . Confidentiality. (a)  Each Shareholder agrees that Confidential Information furnished and to be furnished to it has been and may in the future be made available in connection with such Shareholder’s investment in the Company. Each Shareholder agrees that it shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to use, the Confidential Information only in connection with its investment in the Company and not for any other purpose. Each Shareholder further acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

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Section 6.02 . Reports. The Company agrees to furnish each Institutional Shareholder, for so long as such Shareholder owns at least 3% of the Common Stock or 50% of the Common Stock held by such Institutional Shareholder on the Closing Date:	48

Section 6.03 . Limitations on Subsequent Registration Rights. The Company agrees that it shall not enter into any agreement with any holder or prospective holder of any securities of the Company (i) that would allow such holder or prospective holder to include such securities in any Demand Registration or Piggyback Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Shareholders included therein or (ii) on terms otherwise more favorable than this Agreement

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Section 6.04 . Affiliate Transactions. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase, lease or otherwise acquire any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with or for the benefit of, any Institutional Shareholder or any Affiliate or “Associate” of any Institutional Shareholder (within the meaning of Rule 12b-2 under the Exchange Act), unless such transaction is on terms that are disclosed to the Board and each Board Observer and are no less favorable to the Company or such Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; provided that the parties understand and agree that entry into, the performance of, and payment under, the Advisory Fee and Monitoring Agreement dated as of the date hereof between the Company and Crestview Advisor shall be deemed for all purposes to be consistent with this Section 6.04

49

Section 6.05 . Conflicting Agreements. The Company and each Shareholder represents and agrees that it shall not (i) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Company Securities, except as expressly contemplated by this Agreement, (ii) enter into any agreement or arrangement of any kind with any Person with respect to any Company Securities that is inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Shareholder under this Agreement, including agreements or arrangements with respect to the Transfer or voting of its Company Securities or (iii) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or

PAGE

voting of its Company Securities in any manner that is inconsistent with the provisions of this Agreement	50

ARTICLE 7
MISCELLANEOUS

Section 7.01 . Binding Effect; Assignability; Benefit. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Any Shareholder that ceases to own beneficially any Company Securities shall cease to be bound by the terms hereof (other than (i) the provisions of Sections 5.05, 5.06, 5.07, 5.08 and 5.10 applicable to such Shareholder with respect to any offering of Registrable Securities completed before the date such Shareholder ceased to own any Company Securities and (ii) Sections 6.01 (which shall survive as against such Shareholder for two years after such Shareholder ceases to beneficially own any Company Securities), 7.02, 7.05, 7.06, 7.07 and 7.08)

50

Section 7.02 . Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission,	51

Section 7.03 . Waiver; Amendment; Termination. (a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified, except by an instrument in writing executed by the Company with the approval of the Board, the Crestview Shareholder (for so long as it holds at least 50% of the Common Stock it acquired on the Closing Date) and Other Shareholders owning a majority of the outstanding Common Stock held by all Other Shareholders at that time; provided that (u) no amendment or modification that by its terms (as opposed to its effect) would adversely and disparately affect any Shareholder under the terms of this Agreement (relative to other Shareholders) shall be effective without the prior written consent of that Shareholder, (v) no amendment or modification of this Section 7.03 shall be effective without the prior written consent of the Company (with Board approval) and each Shareholder, (w) no amendment or modification of Section 3.05 or Section 4.06 shall be effective without the prior written consent of Management Shareholders owning a majority of the Company Securities held by the Management Shareholders on a Fully Diluted basis at that time, (x) no amendment or modification of Section 3.04 or Section 3.05 (as such Sections speak of the Chief Executive Officer of the Company)

PAGE

shall be effective without the consent of Mr. Francis, but only for so long as Mr. Francis remains CEO of the Company, and only as relates to the language in such Sections addressing the rights of the Chief Executive Officer of the Company thereunder, (y) no amendment or modification of Section 2.01(a) (as such Section speaks of Mr. Francis or Mr. Adlerz) shall be effective without the consent of Mr. Francis or Mr. Adlerz, as applicable, but only for so long as such Person remains CEO or COO of the Company, respectively, and only as relates to the language in such Section addressing his personal rights thereunder and (z) no amendment or modification of Section 2.01(a) (as such Section speaks of Trident IV) or Section 2.10 (as such Section speaks of NW Mutual, BACI or R6) shall be effective without the consent of Trident IV, NW Mutual, BACI or R6, as applicable

52

Section 7.04 . Fees and Expenses. (a) Unless otherwise provided herein or in any other written agreements between the parties hereto, all costs and expenses incurred in connection with the transactions contemplated by this Agreement, the Merger Agreement, the Subscription Agreement and all related transactions shall be paid by the party incurring such costs and expenses	52

Section 7.05 . Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws rules of such state	53

Section 7.06 . Jurisdiction. Except for any determination of Fair Market Values for purposes of this Agreement (which shall be determined in accordance with the definition thereof), the parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York County, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such

PAGE

court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.02 shall be deemed effective service of process on such party	53

Section 7.07 . WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY	53

Section 7.08 . Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available	54

Section 7.09 . Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication)

54

Section 7.10 . Entire Agreement. This Agreement, the Subscription Agreement and the Employee Contribution Agreements constitute the entire agreement among the parties hereto and thereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof	54

Section 7.11 . Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party	54

Exhibit A            Joinder Agreement

Exhibit B            Contact Information

SHAREHOLDERS AGREEMENT

AGREEMENT (as the same may be amended from time to time, this “Agreement”) dated as of August     , 2007 among the following parties:

(i)            Symbion Holdings Corporation, a Delaware corporation (the “Company”);

(ii)           Crestview Symbion Holdings, L.L.C., a Delaware limited liability company (the “Crestview Shareholder”);

(iii)          The Northwestern Mutual Life Insurance Company, a Wisconsin corporation, on behalf of itself and on behalf of its Group Annuity Separate Account (“NW Mutual”);

(iv)          Trident IV, L.P. a Cayman Islands exempted limited partnership (“Trident IV”);

(v)           Trident IV Professionals Fund, L.P., a Cayman Islands exempted limited partnership (“Trident IV PF”, and each of Trident IV and Trident IV PF, a “Trident Fund” and collectively, the “Trident Funds”);

(vi)          Banc of America Capital Investors V, L.P., a Delaware limited partnership (“BACI”);

(vii)         R6 Opportunity Fund, L.P., a Delaware limited partnership, and R6 Overseas Opportunity Fund, Ltd., a Cayman Islands exempted company, (collectively, “R6”) (each of the Crestview Shareholders, NW Mutual, Trident IV, Trident IV PF, BACI and R6, an “Institutional Shareholder”, and collectively, the “Institutional Shareholders”); and

(viii)        Mr. Richard E. Francis, Jr., Mr. Clifford G. Adlerz and any other individual (or Person controlled by an individual) (A) who is or becomes a holder of capital stock of the Company and (B) who is or was in the employ of, or a consultant to, the Company or any Subsidiary (each such individual or Person, a “Management Shareholder” and collectively, the “Management Shareholders”).

Each of the Crestview Shareholder, NW Mutual, Trident IV, Trident IV PF, BACI, R6, the Institutional Shareholders and the Management Shareholders shall each also mean, if such Persons shall have Transferred any of their Company Securities to any of their respective Permitted Transferees, such Person and its, his or her Permitted Transferees, taken together, and any right, obligation or action that may be exercised or taken at the election of such Person may be taken at the election of such Persons and its, his or her Permitted Transferees.

W I T N E S S E T H :

WHEREAS, pursuant to the terms of the Agreement and Plan of Merger dated as of April 24, 2007 (the “Merger Agreement”) by and among Symbion, Inc., a Delaware corporation, Symbol Acquisition, L.L.C., a Delaware limited liability company, and Symbol Merger Sub, Inc., a Delaware corporation, Symbol Merger Sub, Inc. will be merged with and into Symbion, Inc., with Symbion, Inc. as the surviving corporation (the “Merger”);

WHEREAS, prior to but in connection with the Merger, Symbol Acquisition, L.L.C. will be converted into the Company, which will become the parent holding company of Symbion, Inc. by virtue of the Merger;

WHEREAS, in connection with the Merger, (i) the Institutional Shareholders and the Company have entered into a Subscription Agreement (the “Subscription Agreement”) dated as of August 17, 2007 pursuant to which each such Institutional Shareholder has agreed to make an equity investment in the Company and will become a stockholder of the Company on the Closing Date, and (ii) each of Mr. Richard E. Francis, Jr. and Mr. Clifford G. Adlerz have entered into an Employee Contribution Agreement with the Company (collectively, the “Employee Contribution Agreements”) each dated as of August     , 2007 pursuant to which (A) each of Mr. Richard E. Francis, Jr. and Mr. Clifford G. Adlerz has agreed to contribute to the Company the number of shares of common stock of Symbion, Inc. that is held by him on the Closing Date and specified therein to be contributed by such Management Shareholder, and (B) in consideration of such contribution, the Company will issue the number of Shares to such Management Shareholder that is similarly specified therein;

WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations after consummation of the transactions contemplated by the Merger Agreement and the Subscription Agreement;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Definitions.  (a) As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that no Shareholder shall be deemed an Affiliate of the Company or any other Shareholder solely by reason of any investment in the Company, the existence or exercise of any rights or obligations under this Agreement or the Company Securities held by that Shareholder.  For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Ownership” means, with respect to any Shareholder or group of Shareholders, and with respect to any class of Company Securities, the total amount of Company Securities “beneficially owned” (as such term is defined in Rule 13d-3 of the Exchange Act) (without duplication) by such Shareholder or group of Shareholders as of the date of such calculation, calculated on a Fully Diluted basis.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Bylaws” means the bylaws of the Company, as the same may be amended from time to time.

“Cause” means, with respect to a Management Shareholder, the meaning assigned to such term in such Management Shareholder’s employment agreement, if any; provided, however, that if “Cause” is not defined in such employment agreement or such employment agreement does not exist, “Cause” means: (i) the conviction of such Management Shareholder of (including such Management Shareholder’s plea of guilty or nolo contendere to) a felony (other than a violation of a motor vehicle or moving violation law) which in the reasonable judgment of the Board materially affects such Management Shareholder’s ability to perform his duties to Symbion, Inc. (or any of its Subsidiaries); (ii) voluntary engagement by such Management Shareholder in conduct constituting larceny, embezzlement, conversion or any other act involving the misappropriation of any funds of Symbion, Inc. (or any of its Subsidiaries) in the course of such Management Shareholder’s employment; (iii) the willful refusal (following written notice) by such Management Shareholder to carry out specific directions of (A) the Board, (B) the Chief Executive Officer or Chief Operating Officer of Symbion, Inc. or (C) the board of directors of any Subsidiary of Symbion, Inc. with which such Management Shareholder is employed or of which such Management Shareholder is an officer, which directions are consistent with his duties to Symbion, Inc. (or any of its Subsidiaries), as the case may be; (iv) violation by such Management Shareholder of any provision of any written restrictive covenants of Symbion, Inc. applicable to such Management Shareholder or a significant violation of the written material policies of Symbion, Inc. applicable to such Management Shareholder; or (v) the commission by such Management Shareholder of any act of gross negligence or intentional misconduct in the performance of his duties as an officer or employee of Symbion, Inc. or any of its Subsidiaries.

“Charter” means the Certificate of Incorporation of the Company, as the same may be amended from time to time.

“Closing Date” means August     , 2007.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any stock into which such Common Stock may thereafter be converted or changed.

“Company Securities” means (i) the Common Stock, (ii) securities convertible into or exchangeable for Common Stock, (iii) any other equity or equity-linked security issued by the Company and (iv) options, warrants or other rights to acquire Common Stock (including the Option Shares), or any other equity or equity-linked security issued by the Company; and, to the extent applicable, the number of Company Securities described in clause (ii), (iii) or (iv) being the number of shares of Common Stock into which such Company Securities are convertible, exchangeable or exercisable or to which such Company Securities are linked.

“Cost” means (i) $10 per Share with respect to Rollover Option Shares in respect of which options have been exercised and (ii) the price paid per Share by a Management Shareholder in connection with the exercise of any other option to acquire Common Stock.

“Crestview Fund” means each of the following: (i) Crestview Partners, L.P., a Delaware limited partnership, (ii) Crestview Partners (PF), L.P., a Delaware limited partnership, (iii) Crestview Holdings (TE), L.P., a Delaware limited partnership, (iv) Crestview Partners (ERISA), L.P., a Delaware limited partnership and (v) Crestview Offshore Holdings (Cayman), L.P., a Cayman Islands limited partnership.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means with respect to any Option Share owned by a Management Shareholder (i) if the Shares are listed on a national securities exchange or quotation system on the relevant determination date of such Management Shareholder, the average reported closing price of a Share on such national securities exchange or quotation system that is the principal trading market for such Shares for the three trading days immediately preceding such date in accordance with Treasury Regulation 1.409A-1(b)(5)(iv)(A) or (ii) if the Shares are not listed on a national securities exchange or quotation system on the relevant determination date of such Management Shareholder, the fair market value of a Share on such date as determined by the Board in good faith based on the reasonable application of a reasonable valuation method in accordance with Treasury Regulation 1.409A-1(b)(5)(iv)(B).  The determination of Fair Market Value by the Board under clause (ii) shall be final and binding, unless such determination is challenged by (1) a Management Shareholder who is a senior executive of the Company at the relevant determination date with the title of senior vice president or above, which dispute shall be resolved by a binding appraisal process conducted by a mutually acceptable appraisal firm of nationally recognized standing, and that is in compliance with the requirements of Treasury Regulation 1.409A-1(b)(5)(iv)(B)(2)(i) or (2) any other Management Shareholder, which will nevertheless remain final and binding on such other Management Shareholders unless the Board elects, in its sole discretion, to submit any such dispute to a binding appraisal process conducted by a mutually acceptable appraisal firm of nationally recognized standing, and that is in compliance with the requirements of Treasury Regulation 1.409A-1(b)(5)(iv)(B)(2)(i); provided that in all circumstances the Board shall exercise its discretion in determining Fair Market Value and hereunder in a manner that complies with the valuation requirements of Treasury Regulation 1.409A-1(b)(5)(iv)(B)(3).  The costs of any binding appraisal process conducted pursuant to clause (1) or (2) above shall be borne by the Company.

“Fully Diluted” means, with respect to any class of Company Securities, all outstanding shares and all shares issuable in respect of securities convertible into or exchangeable for such shares, all stock appreciation rights, options, warrants and other rights to purchase or subscribe for such Company Securities or securities convertible into or exchangeable for such Company Securities; provided that, if any of the foregoing stock appreciation rights, options, warrants or other rights to purchase or subscribe for such Company Securities are subject to vesting (whether time-vested or performance-vested), the Company Securities subject to vesting shall be included in the definition of “Fully Diluted” only upon and to the extent of such vesting (after giving effect to any then pending transaction).

“GAAP” means generally accepted accounting principles in the United States.

“Good Reason” shall exist with respect to a Management Shareholder and shall have the meaning assigned to such term in such Management Shareholder’s

Employment Agreement or option award agreement; provided, however, that to the extent “Good Reason” is not defined in such Employment Agreement or option award agreement, or such employment agreement or option award agreement does not exist, then all references herein shall be disregarded for all purposes.

“IPO” means the first Public Offering after the date hereof that results in gross proceeds to the Company and any Registering Shareholders of not less than $40 million.

“NASD” means the National Association of Securities Dealers, Inc.

“Option Plan” means the Symbion Holdings Corporation 2007 Equity Incentive Plan, as the same may be amended from time to time.

“Option Shares” means any Shares issued to a Management Shareholder upon the exercise of any options to purchase Shares granted to such Management Shareholder pursuant to the Option Plan.

“Other Shareholders” means all Shareholders, other than the Crestview Shareholder.

“Permitted Transferee” means

(i)            in the case of any Institutional Shareholder, (A) any Affiliate of such Institutional Shareholder, (B) any of its affiliated investment funds (“Affiliated Fund”) or any general or limited partner of, or Affiliate of, such Affiliated Fund, (C) any equity holder in any general partner of any Affiliated Fund, or any Affiliate of any such equity holder (an “Institutional Shareholder Associate”) or (D) with respect to any Institutional Shareholder Associate, (x) the lineal descendants, heirs, executors, administrators, testamentary trustees, legatees, equity holders or beneficiaries of any such Institutional Shareholder Associate and (y) any trust or similar entity, the beneficiaries of which, or a corporation, limited liability company or partnership, the shareholders, members or general or limited partners of which, include only such Institutional Shareholder Associate, its equity holders or beneficiaries or, in the case of a Institutional Shareholder Associate that is an individual, his or her spouse, members of his or her immediate family or household or his or her lineal descendants; provided that in no event shall any direct or indirect portfolio company of such Institutional Shareholder or any of its Affiliated Funds be deemed to be a Permitted Transferee of such Institutional Shareholder, any of its Affiliated Funds or any other Permitted Transferee thereof; and

(ii)           in the case of any Management Shareholder, (A) a Person to whom Company Securities are Transferred from such Management Shareholder (1) by will or the laws of descent and distribution or (2) by gift without consideration of any kind; provided that, in the case of clause (2), such transferee is the spouse or the lineal descendant, sibling or parent of such Management Shareholder, or (B) a trust that is for the exclusive benefit of such Management Shareholder or its Permitted Transferees under (A) above.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Public Offering” means an underwritten public offering of Registrable Securities of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Registrable Securities” means, at any time, any Shares and any securities issued or issuable in respect of such Shares by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise until (i) a registration statement covering such Shares has been declared effective by the SEC and such Shares have been disposed of pursuant to such effective registration statement, (ii) such Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or such securities may be sold in a single transaction pursuant to Rule 144(k) and are permitted to then be sold under Section 3.04(iii) or Section 3.05(iii) and Error! Reference source not found. of this Agreement without restriction or (iii) such Shares are otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for such Shares not bearing the legend required pursuant to this Agreement and such Shares may be resold without subsequent registration under the Securities Act.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 5.04(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees, out-of-pocket costs and expenses of the Shareholders, including one counsel for all of the Shareholders participating in the offering selected by the Crestview Shareholder if the Crestview Shareholder is exercising either a Demand Registration or a Piggyback Registration in connection with the relevant Public Offering (and in all other cases, by the holders of a majority of the Registrable Securities held by the Shareholders participating therein), (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 5.04(m).

“Rollover Option Shares” means (i) the Option Shares issued to a Management Shareholder upon the exercise of any options to purchase Shares granted to such Management Shareholder pursuant to any 2007 Substitute Option Award Document under the Option Plan and (ii) the Shares issued to a Management Shareholder (if any) pursuant to the Employee Contribution Agreement to which such Management Shareholder is a party.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder” means at any time, any Person (other than the Company) who shall then be a party to or bound by this Agreement, so long as such Person shall “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) any Company Securities.

“Shares” means shares of Common Stock.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Third Party” means a prospective purchaser(s) of Company Securities in an arm’s-length transaction from a Shareholder, other than a Permitted Transferee.

“Transfer” means, with respect to any Company Securities, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly  (including via any derivative transaction), or agree or commit to do any of the foregoing.  When the term “Transfer” is used as a noun, that term shall have the correlative meaning.

(b)                       Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
BACI	Preamble
Board of Observers	2.10
Business Plan	2.06(b)
Company	Preamble
Confidential Information	6.01(b)
Crestview Fund Designee	2.05(a)
Crestview Request Amount	5.01(a)
Crestview Shareholder	Preamble
Damages	5.05
Demand Registration	5.01(a)
Drag-Along Portion	4.02(a)
Drag-Along Rights	4.02(a)
Drag-Along Sale	4.02(a)
Drag-Along Sale Notice	4.02(a)

Term	Section
Drag-Along Sale Notice Period	4.02(a)
Drag-Along Sale Price	4.02(a)
Drag-Along Seller	4.02(a)
Drag-Along Transferee	4.02(a)
Employee Contribution Agreements	Recitals
Exercise Notice	4.05(b)
Indemnified Party	5.07
Indemnifying Party	5.07
Inspectors	5.04(g)
Institutional Shareholders	Preamble
Issuance Notice	4.05(a)
Lock-Up Period	5.03
Management Shareholders	Preamble
Maximum Offering Size	5.01(e)
Merger	Recitals
Merger Agreement	Recitals
NW Mutual	Preamble
Offer	4.04(a)
Offered Securities	4.04(a)
Offer Notice	4.04(a)
Offer Price	4.04(a)
Option Period	4.06(a)
Option Purchase Price	4.06(d)
Piggyback Notice	5.02(a)
Piggyback Registration	5.02(a)
Preemptive Rights Share	4.05(a)
Purchase Option	4.06(a)
R6	Preamble
Records	5.04(g)
Registering Shareholders	5.01(a)
Replacement Nominee	2.03(a)
Representatives	6.01(b)
Requesting Shareholder	5.01(a)
ROFR Offerees	4.04(a)
ROFR Portion	4.04(b)
ROFR Seller	4.04(a)
Shareholder	7.01(b)
Subscription Agreement	Recitals
Symbion, Inc. Board	2.10
Tag-Along Notice	4.01(a)
Tag-Along Notice Period	4.01(a)
Tag-Along Offer	4.01(a)
Tag-Along Portion	4.01(a)

Term	Section
Tag-Along Response Notice	4.01(a)
Tag-Along Right	4.01(a)
Tag-Along Sale	4.01(a)
Tag-Along Seller	4.01(a)
Tagging Person	4.01(a)
Termination Date	4.06(a)
Trident IV	Preamble
Trident IV PF	Preamble
Trident Funds	Preamble

Section 1.02.  Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “, but not limited to,”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2
CORPORATE GOVERNANCE

Section 2.01.  Composition of the Board.  (a) The Board shall consist of up to seven directors for so long as Mr. Richard E. Francis, Jr. remains the Chief Executive Officer of the Company (and thereafter shall be such size as the Board may determine).  One of the directors shall be Mr. Richard E. Francis, Jr. for so long as he remains the Chief Executive Officer of the Company, one of the directors shall be Mr. Clifford G. Adlerz for so long as he remains the Chief Operating Officer and President of the Company, one director shall be designated by Trident IV for so long as Trident IV owns at least 50% of the Common Stock acquired by it on the Closing Date and the remaining directors shall be designated by Crestview Partners (ERISA), L.P. for so long as the Crestview Shareholder owns at least 50% of the Common Stock acquired by it on the Closing Date.  Mr. Francis shall be the Chairman of the Board for so long as he remains the Chief Executive Officer of the Company.  Crestview Partners (ERISA), L.P. and Trident IV shall consult with Mr. Francis on the identity of their respective designees to the Board before making such designations.

(b)           Each Shareholder agrees that, if at any time it is then entitled to vote for the election of directors to the Board, it shall vote its Shares or execute proxies or written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of shareholders) in order to ensure that the composition of the Board is as set forth in this Section 2.01.

(c)           The Company agrees to cause each individual designated pursuant to Section 2.01 or 2.03 to be nominated to serve as a director on the Board, and to take all other necessary actions (including calling a special meeting of the Board and/or shareholders) to ensure that the composition of the Board is as set forth in this Section 2.01.

Section 2.02.  Removal.  Each Shareholder agrees that, if at any time it is then entitled to vote for the removal of directors from the Board, it shall not vote any of its Shares in favor of the removal of any director who shall have been designated pursuant to Section 2.01 or Section 2.03, unless such removal shall be for Cause or the Person or Persons entitled to designate or nominate such director shall have consented to such removal in writing; provided that, if the Person or Persons entitled to designate any director pursuant to Section 2.01 shall request in writing the removal, with or without cause, of such director, such Shareholder shall vote its Shares in favor of such removal.

Section 2.03.  Vacancies.  If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy on the Board:

(a)           the Person or Persons entitled under Section 2.01 to designate such director whose death, disability, retirement, resignation or removal resulted in such vacancy, subject to the provisions of Section 2.01, may designate another individual (the “Replacement Nominee”) to fill such vacancy and serve as a director on the Board; provided, however, Crestview Partners (ERISA), L.P. shall have the right to designate the Replacement Nominee to fill the vacancy resulting from the departure of either Mr. Francis or Mr. Adlerz from his respective employment as the Chief Executive Officer or the Chief Operating Officer and President of the Company, as the case may be; and

(b)           subject to Section 2.01, each Shareholder agrees that if it is then entitled to vote for the election of directors to the Board, it shall vote its Shares, or execute proxies or written consents, as the case may be, in order to ensure that the Replacement Nominee is elected to the Board.

Section 2.04.  Meetings.  The Board shall hold a regularly scheduled meeting at least once every calendar quarter.  The Company shall pay all reasonable out-of-pocket expenses incurred by each director in connection with attending regular and special meetings of the Board and any committee thereof, and any such meetings of the board of directors of any Subsidiary of the Company and any committee thereof.

Section 2.05.  Action by the Board.  (a) A quorum of the Board shall consist of a majority of the directors which includes all of the designees of the Crestview Shareholder who are employees, officers or partners of a Crestview Fund itself (each such designee, a “Crestview Fund Designee”) unless otherwise waived in writing by the Crestview Shareholder; provided that the Crestview Shareholder shall have the right at any time to increase the number of directors necessary to constitute such quorum.

(b)           Subject to Section 2.06, all actions of the Board shall require (i) the affirmative vote of at least a majority of the votes of the directors present at a duly convened meeting of the Board at which a quorum is present or (ii) the unanimous written consent of the Board; provided that, if there is a vacancy on the Board and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy.

(c)           The Board may create executive, compensation, audit and such other committees as it may determine.  The Crestview Shareholder shall be entitled to majority representation on any committee created by the Board.

Section 2.06.  Actions Requiring Consent.  Subject to the provisos set forth at the end of this Section, for so long as the Crestview Shareholder (together with any Permitted Transferees thereof) shall own at least 50% of the Shares held by the Crestview Shareholder on the Closing Date, the Company shall not, shall not permit any of its wholly owned Subsidiaries to, and shall use all commercially reasonable efforts to cause its less than wholly owned Subsidiaries and joint ventures (whether majority or minority owned by the Company) not to, take any of the following actions (or agree or commit to take any of the following actions) without (x) the approval of a majority of the Board and (y) the prior written consent of the Crestview Shareholder, acting in its capacity as a stockholder of the Company:

(a)           Constitutional Documents.  Alter, repeal, amend or adopt (whether by merger, consolidation or otherwise) any provision of the organizational or constitutional documents of the Company;

(b)           Debt.  (i) Incur, assume or guarantee any indebtedness for borrowed money in any one or series of related transactions, except (A) as contemplated by the then current fiscal year’s business plan and budget that was most recently approved by the Board (the “Business Plan”) and (B) for indebtedness for borrowed money from a third party or from the Company or any of its Subsidiaries in any fiscal year outside of the Business Plan not in excess of (1) $15 million in such fiscal year or (2) $1 million in respect of any facility in a single transaction for equipment, working capital or facility improvement or expansion, (ii) refinance or renew any indebtedness for borrowed money, other than refinancings or renewals of indebtedness for borrowed money that are not material in amount or that are between the Company and any of its Subsidiaries or other joint ventures, or between two or more Subsidiaries or other joint ventures of the Company, or (iii) enter into any new material credit facilities, promissory notes or other material financing arrangements, other than those existing at the Closing Date.

(c)           Business Combinations.  Effect any merger, consolidation or any other business combination, or any reorganization, recapitalization, reclassification, spin-off, partial or complete liquidation or any restructuring or similar transaction involving the capital stock of or equity interests in the Company;

(d)           Sale or Encumbrance of Assets.  Sell, assign, lease, exchange, transfer, dispose of, encumber or grant a lien or security interest in (or, in the case of clause (ii), close) (whether structured as a sale, merger, joint venture, other business combination or otherwise), (i) any material assets of the Company or its Subsidiaries (including any capital stock of any Subsidiary, except as provided in Section 2.06(g)) outside of the ordinary course of business consistent with past practice, except as contemplated by the Business Plan and transactions outside of the Business Plan involving assets with a fair market value not exceeding $5 million in any one transaction in a given fiscal year or $10 million in any series of transactions in a given fiscal year or (ii) any ambulatory surgical center or other medical facility or any interest in any Person owning any of the foregoing  with a fair market value in each case in excess of $5 million in any one transaction in any given fiscal year or $10 million in any series of transactions in a given fiscal year.

(e)           Acquisitions; Investments.  Purchase or acquire (whether structured as a sale, merger, joint venture, other business combination or otherwise) any assets (including equity interests or other securities in any Person), make any investment (whether equity, debt or otherwise) in any Person, make any capital expenditures or purchase, acquire or open any ambulatory surgical center or other medical facility (or any interest in any Person owning any of the foregoing), except (i) as contemplated by the Business Plan, (ii) in any one transaction outside of the Business Plan that does not have a fair market value in excess of $5 million in a given fiscal year or any series of transactions that does not have a fair market value in excess of $10 million in the aggregate in any fiscal year, (iii) supplies in the ordinary course of business and (iv) any ownership interest in any of its Subsidiaries or joint ventures.

(f)            Transactions with Senior Management.  Except as expressly contemplated by this Agreement or as per ordinary course of business operations, directly or indirectly, do any of the following: Transfer any property or services to or lease or purchase any property or services from, make any investment in, make any material loan or advance to, or receive any loan, advance or investment from, incur or suffer any lien, liability, or obligation to, or guaranty, extend credit for, or suffer any liability for any obligation of, or modify the terms of any existing transaction or arrangement with, or engage in any other transaction or arrangement with, (i) any officer or senior manager of the Company or of any of its Subsidiaries or (ii) any Affiliate of any such officer or senior manager;

(g)           Equity and Equity-Linked Issuances.  (i) Issue, sell, dividend, distribute or otherwise Transfer any Company Securities or any rights or interests in those securities or any similar securities of any of the Company’s Subsidiaries, except (A) securities issued by a Subsidiary to the Company or by one Subsidiary to another Subsidiary, (B) securities issued by a Subsidiary or joint venture of the Company to a doctor or other health care provider in the ordinary course of business consistent with past practice, or (C) Common Stock issued pursuant to the exercise or receipt of any options, equity-based awards or other incentives issued under the Option Plan, the grant of which has been previously approved by the Board, (ii) adopt or establish any new equity incentive or similar plan or materially amend, or waive any material rights and obligations under, the Option Plan (or, in each case, any award document to any officer or senior manager of the Company or any Subsidiary under the Option Plan) or (iii) effect an IPO;

(h)           Management.  (i) Appoint or remove the CEO, the COO or the CFO of the Company, (ii) authorize material changes to the compensation or other benefits of any such individual, (iii) enter into any employment, compensatory, change of control or severance agreement with any senior manager of the Company or (iv) except in the ordinary course of business, consistent with past practices, adopt or amend in a material manner any compensation or severance plan or arrangements for the senior managers of the Company;

(i)            Dividends.  Pay or declare dividends or distributions on, or make any share repurchase or redemption of, the capital stock of the Company or any of its Subsidiaries, other than any dividends or distributions on, share repurchases or redemptions of, the capital stock of any such Subsidiary on a pro rata basis to all of its equity owners or, in the case of share repurchases or redemptions of equity interests in less than wholly owned Subsidiaries or joint ventures from doctors of or other medical service providers who are owners of such Subsidiary or joint venture, in the ordinary course of business consistent with past practice;

(j)            Business Plans; New Markets.  (i) Adopt the Business Plan, (ii) with respect to the Company, materially modify or materially depart from the Business Plan, (iii) enter into a materially different product or service market or enter a market outside of the United States, except any such entry within the healthcare industry by a joint venture or Subsidiary in the limited geographic area in which it operates;

(k)           Dissolution.  With respect to the Company and its active Subsidiaries, (i) dissolve or liquidate, or adopt any plan of dissolution or liquidation, (ii) consent to or commence any suit, proceeding or other action or file a petition or consent to a petition under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization of relief of debtors or other similar matters, (iii) make any assignment for the benefit of creditors or (iv) admit in writing its inability to pay its debts generally as they become due;

(l)            Litigation.  Institute, terminate or settle any litigation, arbitration, proceeding, dispute or claim asserting claims for damages in excess of $5,000,000; or

(m)          Retention of Certain Professionals; Accounting and Tax.  (i) Employ or retain on behalf of the Company or any of its wholly owned Subsidiaries any investment banker, financial advisor, underwriter, or Person serving in a similar capacity, (ii) make any change in the auditors of the Company or any of its wholly owned Subsidiaries or (iii) with respect to the Company and any of its wholly owned Subsidiaries, make any material change in the financial accounting principles or the accounting or tax policies (including changing any annual tax accounting period, except for changes required by generally accepted accounting principles or applicable law or regulation;

provided that the parties understand and agree that, (x) the consent of the Crestview Shareholder shall be deemed to have been received in respect of any action or matter if any Crestview Fund Designee shall have voted to approve such action or matter as a Board member, (y) the limitations set forth in this Section 2.06 shall not apply to any action or matter occurring exclusively between the Company and any of its wholly owned Subsidiaries or between any of its wholly owned Subsidiaries and (z) the Crestview Shareholder understands and agrees in connection with the drafting and observance of this Section 2.06 that (1) the Company may not be able to exercise control (as defined in the definition of “Affiliate” that is contained herein) of its less than wholly owned Subsidiaries or its minority joint ventures (whether by virtue of contractual limitations, voting rights and/or certain factors such as market conditions and/or the leverage that a joint venture partner or minority shareholder may have over such Subsidiary or joint venture by virtue of his or her being a service provider thereto or otherwise) and that (2) the Company is not required to expend funds in the exercise of “all commercially reasonable efforts” contemplated by this Section 2.06.

Section 2.07.  Charter or Bylaw Provisions.  Each Shareholder agrees to vote its Shares or execute proxies or written consents, as the case may be, and to take all other actions necessary, to ensure that the Charter and Bylaws (i) facilitate, and do not at any time conflict with, any provision of this Agreement and (ii) permit each Shareholder to receive the benefits to which each such Shareholder is entitled under this Agreement.  The Charter and Bylaws shall provide for (x) the elimination of the liability of each director on the Board to the maximum extent permitted by applicable law and (y) indemnification of each director on the Board for acts on behalf of the Company to the maximum extent permitted by applicable law.

Section 2.08.  Notice of Meeting.  The Company shall give each director notice and the agenda for each meeting of the Board or any committee thereof a reasonable period of time before such meeting in light of the circumstances thereof.

Section 2.09.  Subsidiary Governance.  The Company agrees that it will vote (or cause the voting of) the shares of the capital stock of its Subsidiaries, including shares of its less than wholly owned Subsidiaries or its minority joint ventures, and each Shareholder agrees to vote its Shares and to cause its representatives on the Board, subject to their fiduciary duties, to vote and take other appropriate action, in each case to give effect to the agreements in this Article 2 in respect of any Subsidiary of the Company (including Section 2.06 hereof).

Section 2.10.  Rights to Appoint Board Observers.  NW Mutual shall have the right to appoint two individuals to attend each meeting of the Board and each meeting of the board of directors of Symbion, Inc. (the “Symbion, Inc. Board”), BACI shall have the right to appoint one individual to attend each meeting of the Board and the Symbion, Inc. Board, and Trident IV shall have the right to appoint one individual to attend each meeting of the Symbion, Inc. Board, in each case as non-voting observers (the “Board Observers”) and whether such meeting is conducted in person or by teleconference.  The Board Observers shall be entitled to receive notices of all meetings of the Board and the Symbion, Inc. Board and to obtain copies of all materials provided to the Board or the Symbion, Inc. Board; provided that, for the sake of clarity, the Board Observers shall have no voting rights whatsoever with respect to actions taken by the Board or the Symbion, Inc. Board.  The Company shall provide to R6, at substantially the same time as such materials are provided to members of the Board or the Symbion, Inc. Board, as applicable, copies of all materials formally provided to such members in connection with meetings of the Board or the Symbion, Inc. Board (including board meeting minutes and resolutions that are formally adopted).  The Board Observers will be asked to leave all or a portion of a meeting of the Board or the Symbion, Inc. Board to the extent such board of directors is discussing (and will not be entitled to receive any) information that is subject to any legal privilege.  The Company shall pay all reasonable out-of-pocket expenses incurred by each Board Observer in connection with attending regular and special meetings of the Board and the Symbion, Inc. Board.

ARTICLE 3
RESTRICTIONS ON TRANSFER

Section 3.01.  General Restrictions on Transfer.  (a) Each Shareholder understands and agrees that the Company Securities have not been registered under the Securities Act and are restricted securities under such act.  Each Shareholder agrees that it shall not Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws, and the terms and conditions of this Agreement.

(b)           Any attempt to Transfer any Company Securities not in compliance with this Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted Transfer.

Section 3.02.  Legends.  (a) In addition to any other legend that may be required, each certificate for Company Securities issued to any Shareholder shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.  THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SHAREHOLDERS AGREEMENT DATED AS OF AUGUST 23, 2007, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM SYMBION HOLDINGS

CORPORATION OR ANY SUCCESSOR THERETO.

(b)                                 If any Company Securities shall cease to be Registrable Securities under clause (i) or clause (ii) of the definition thereof, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Company Securities without the first sentence of the legend required by Section 3.02(a) endorsed thereon.  If any Company Securities cease to be subject to any and all restrictions on Transfer set forth in this Agreement, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Company Securities without the second sentence of the legend required by Section 3.02(a) endorsed thereon.

Section 3.03.  Permitted Transferees.  Notwithstanding anything in this Agreement to the contrary, any Shareholder may at any time Transfer any or all of its Company Securities to one or more of its Permitted Transferees without the consent of the Board or any other Shareholder or group of Shareholders and without compliance with Sections 3.04, 3.05, 4.01, 4.02 and 4.04 so long as (i) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement in the form of Exhibit A attached hereto and (ii) the Transfer to such Permitted Transferee is in compliance with the Securities Act and any other applicable securities or “blue sky” laws.

Section 3.04.  Restrictions on Transfers by Institutional Shareholders.  (a) Except as otherwise waived in any instance by the Company, the Company’s Chief Executive Officer and the Crestview Shareholder (who may each grant or withhold such waiver in their sole discretion) in the case of a Transfer by any Institutional Shareholder (other than the Crestview Shareholder), no Institutional Shareholder shall Transfer any of its Company Securities, except to one or more of its Permitted Transferees in accordance with Section 3.03 or as follows:

(i)            in a Transfer made in compliance with Section 4.01 and 4.04 or 4.02;

(ii)           in a Public Offering in connection with the proper exercise of its rights under Article 5; or

(iii)          in a Transfer in compliance with Rule 144 following the IPO;

provided that, prior to the IPO, in no event shall any Institutional Shareholder Transfer any of its Company Securities (other than to a Permitted Transferee or pursuant to Section 4.02 or pursuant to Section 4.01 in the case of any Institutional Shareholder (other than the Crestview Shareholder) as a Tagging Person) prior to the 3rd anniversary of the Closing Date.

Section 3.05. Restrictions on Transfers by Management Shareholders. (a) Except as otherwise waived in any instance by the Company, the Company’s Chief Executive Officer and the Crestview Shareholder (who may each grant or withhold such waiver in their sole discretion), no Management Shareholder shall Transfer any of its Company Securities, except to one or more of its Permitted Transferees in accordance with Section 3.03 or as follows:

(i)    in a Transfer made in compliance with Section 4.01 and 4.04 or 4.02 or 4.06;

(ii)   in a Public Offering in connection with the proper exercise of its rights under Article 5; or

(iii)  in a Transfer in compliance with Rule 144 following the IPO;

provided that, prior to the IPO, in no event shall any Management Shareholder Transfer any of his or her Company Securities (other than to a Permitted Transferee or pursuant to Section 4.02 or pursuant to Section 4.01 as a Tagging Person) prior to the 3rd anniversary of the Closing Date.

ARTICLE 4
TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS; RIGHTS OF FIRST REFUSAL; PREEMPTIVE RIGHTS; REPURCHASE RIGHTS

Section 4.01. Tag-Along Rights. (a) Subject to Sections 4.01(g) and (h), 4.03 and 4.04, if any Shareholder (the “Tag-Along Seller”) proposes to Transfer to a Third Party, in a transaction otherwise permitted by Article 3, in a single transaction or in a series of related transactions a number of Company Securities held by the Tag-Along Seller that exceeds 2% of the aggregate number of any outstanding Company Securities (a “Tag-Along Sale”):

(i)    the Tag-Along Seller shall (after the conclusion of the relevant periods referred to in Section 4.04(d), if applicable) provide each other Shareholder notice of the terms and conditions of such proposed Transfer (“Tag-Along Notice”) and offer each Tagging Person the opportunity to participate in such Transfer in accordance with this Section 4.01; and

(ii)   each Shareholder may elect, at its option, to participate in the proposed Transfer in accordance with this Section 4.01 (each such electing Shareholder, a “Tagging Person”).

The Tag-Along Notice shall identify the number of Company Securities proposed to be sold by the Tag-Along Seller (“Tag-Along Offer”), the consideration for which the Transfer is proposed to be made, and all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any, and a firm offer by the proposed transferee to purchase Company Securities from the Shareholders in accordance with this Section 4.01.

From the date of its receipt of the Tag-Along Notice, each Tagging Person shall have the right (a “Tag-Along Right”), exercisable by notice (“Tag-Along Response Notice”) given to the Tag-Along Seller within 5 Business Days after its receipt of the Tag-Along Notice (the “Tag-Along Notice Period”), to request that the Tag-Along Seller include in the proposed Transfer the number of Company Securities representing such Tagging Person’s Tag-Along Portion; provided that each Tagging Person shall be entitled to include in the Tag-Along Sale no more than its Tag-Along Portion of Company Securities and the Tag-Along Seller shall be entitled to include the number of Company Securities proposed to be Transferred by the Tag-Along Seller as set forth in the Tag-Along Notice (reduced, to the extent necessary, so that each Tagging Person shall be able to include its Tag-Along Portion). Each Tag-Along Response Notice shall include wire transfer or other instructions for payment or delivery of the purchase price for the Company Securities to be sold in such Tag-Along Sale. Each Tagging Person that exercises its Tag-Along Rights hereunder shall deliver to the Tag-Along Seller, with its Tag-Along Response Notice, the certificates representing the Company Securities of such Tagging Person to be included in the Tag-Along Sale, together with a limited power-of-attorney authorizing the Tag-Along Seller to Transfer such Company Securities on the terms set forth in the Tag-Along Notice or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Company Securities pursuant to this Section 4.01(a) at the closing for such Tag-Along Sale against delivery to such Tagging Person of the consideration therefor. Delivery of the Tag-Along Response Notice with such certificates and limited power-of-attorney (or the agreement referred to in the preceding sentence) shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Persons, subject to the provisions of this Section 4.01 and Section 4.03.

For purposes of this Agreement, the term “Tag-Along Portion” means, for each Tagging Person in respect of a Tag Along Sale of Company Securities: the sum of (i) the number of shares of Company Securities that is equal to the product of the Aggregate Ownership of Company Securities held by such Tagging Person immediately before such Transfer multiplied by a fraction, the numerator of which is the maximum number of shares of Company Securities proposed to be Transferred by the Tag-Along Seller in such Tag-Along Sale (determined before application of Section 4.01(d) hereof), and the denominator of which is the

Aggregate Ownership of Company Securities held by the Tag-Along Seller immediately before such Transfer; plus (ii) such additional Company Securities as permitted by Section 4.01(d), if applicable.

If any Tagging Person holds Company Securities that are convertible into Common Stock, then the Tag-Along Seller may require (i) such Tagging Person(s) to convert or exchange those Company Securities to be sold pursuant to this Section 4.01 into or for the relevant number of shares of Common Stock in order to exercise such Tagging Person’s rights under this Section 4.01 or (ii) for such Tag-Along Sale to be structured in such a way so that vested but unexercised options shall be sold on a net basis with each relevant option holder to receive the per share purchase price for each option minus the exercise price for such vested option.

If, at the end of a 90-day period after delivery of such Tag-Along Notice (which 90-day period shall be extended if any of the transactions contemplated by the Tag-Along Offer are subject to regulatory approval until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days following delivery of the Tag-Along Notice by the Tag-Along Seller), the Tag-Along Seller has not completed the Transfer of all Company Securities proposed to be sold by the Tag-Along Seller and all Tagging Persons on substantially the same terms and conditions set forth in the Tag-Along Notice, the Tag-Along Seller shall (i) return to each Tagging Person the limited power-of-attorney together with all certificates representing the Company Securities that such Tagging Person delivered for Transfer pursuant to this Section 4.01(a) and any other documents in the possession of the Tag-Along Seller executed by the Tagging Persons in connection with the proposed Tag-Along Sale, and (ii) all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Company Securities shall continue in effect, and no Transfer of such Company Securities may be made without delivery of a new Tag-Along Notice with respect thereto.

(b)           Concurrently with the consummation of the Tag-Along Sale, the Tag-Along Seller shall (i) notify the Tagging Persons thereof, (ii) remit to the Tagging Persons the total consideration for the Company Securities of the Tagging Persons Transferred pursuant thereto, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the applicable Tag-Along Response Notices and (iii) promptly after the consummation of such Tag-Along Sale, furnish such other evidence of the completion and the date of completion of such transfer and the terms thereof as may be reasonably requested by the Tagging Persons.

(c)           If at the termination of the Tag-Along Notice Period any Shareholder shall not have elected to participate in the Tag-Along Sale, such Shareholder shall be deemed to have waived its rights under Section 4.01(a) with respect to the Transfer of its Company Securities pursuant to such Tag-Along Sale.

(d)           If (i) any Shareholder declines to exercise its Tag-Along Rights and/or (ii) any Tagging Person elects to exercise its Tag-Along Rights with respect to less than such Tagging Person’s Tag-Along Portion, then the Tag-Along Seller and the Tagging Persons shall each be entitled to additionally Transfer, pursuant to the Tag-Along Offer, its pro rata portion (based on the number of Company Securities each Shareholder has elected to Transfer in such Tag-Along Offer) of any such declined Tag-Along Portion in accordance with the terms and conditions hereof.

(e)           The Tag-Along Seller shall Transfer, on behalf of itself and each Tagging Person, the Company Securities subject to the Tag-Along Offer and elected to be Transferred on the terms and conditions set forth in the Tag-Along Notice within 90 days (or such longer period as extended under Section 4.01(a)) of delivery of the Tag-Along Notice; provided that the price payable in any such Transfer may exceed the price specified in the Tag-Along Notice by up to 5%.

(f)            Notwithstanding anything contained in this Section 4.01, there shall be no liability on the part of the Tag-Along Seller to the Tagging Persons (other than the obligation to return any certificates evidencing Company Securities and limited powers-of-attorney received by the Tag-Along Seller) or any other Person if the Transfer of Company Securities pursuant to Section 4.01 is not consummated for whatever reason. The decision of whether to effect a Transfer of Company Securities pursuant to this Section 4.01 by the Tag-Along Seller is in the sole and absolute discretion of the Tag-Along Seller.

(g)           The provisions of this Section 4.01 shall not apply to any proposed Transfer of any Company Securities by the Tag-Along Seller (i) in a Public Offering or pursuant to Rule 144 (if such sale is permitted by Section 3.04(iii) or Section 3.05(iii), as applicable) or (ii) pursuant to Section 4.02 or Section 4.04.

(h)           This Section 4.01 shall terminate upon the consummation of the IPO.

Section 4.02. Drag-Along Rights. (a) Subject to Sections 4.02(e), 4.02(f), 4.03 and 4.04, if the Crestview Shareholder (the “Drag-Along Seller”) enters into an agreement to sell all or substantially all of its Company Securities to a Third Party (whether pursuant to a merger acting through Parent, stock sale or otherwise) (a “Drag-Along Sale”), the Drag-Along Seller may at its option require all Other Shareholders to, and the Other Shareholders shall, (i) Transfer the Drag-Along Portion of Company Securities (“Drag-Along Rights”) then held by every Other Shareholder (and shall not exercise any appraisal or dissenter’s rights that may otherwise be available to any such Other Shareholder under applicable law), and (ii) subject to and at the closing of the Drag-Along Sale, exercise such number of options or warrants for Shares held by every Other Shareholder as is required in order that a sufficient number of Shares are available to Transfer the relevant Drag-Along Portion of Company Securities of each such Other Shareholder, in each case for the same consideration per Share as the Drag-Along Seller and otherwise on the same terms and conditions as the Drag-Along Seller; provided that any Other Shareholder that holds options the exercise price per share of which is greater than the per share price at which the Shares are to be Transferred to the Drag-Along Transferee, if required by the Drag-Along Seller to exercise such options, may, in lieu of such exercise, submit to irrevocable cancellation thereof without any liability for payment of any exercise price with respect thereto. If the Drag-Along Sale is not consummated with respect to any Shares acquired upon exercise of any options or warrants, or the Drag-Along Sale is not consummated, any options or warrants exercised or canceled in contemplation of such Drag-Along Sale shall be deemed not to have been exercised or canceled, as applicable.

For purposes of this Agreement, the term “Drag-Along Portion” means, with respect to each Other Shareholder and shares of Company Securities, the product of (i) the Aggregate Ownership of Company Securities held by such Other Shareholder multiplied by (ii) a fraction, the numerator of which is the number of shares of Company Securities proposed to be sold by the Drag-Along Seller in the applicable Drag-Along Sale under Section 4.02 and the denominator of which is the Aggregate Ownership of Company Securities held by the Drag-Along Seller immediately before such Transfer.

If any Other Shareholder that is required to participate in the Drag-Along Sale pursuant to this Section 4.02 holds Company Securities that are convertible into Common Stock, then the Drag-Along Seller may require (i) such Other Shareholder(s) to convert or exchange those Company Securities to be sold pursuant to this Section 4.02 into or for the relevant number of shares of Common Stock in order for the Drag-Along Seller to exercise its rights under this Section 4.02 or (ii) for such Drag-Along Sale to be structured in such a way so that vested options shall be sold on a net basis with each relevant option holder to receive the per share purchase price for each vested but unexercised option minus the exercise price for such option.

The Drag-Along Seller shall provide notice of such Drag-Along Sale to the Other Shareholders (a “Drag-Along Sale Notice”) not later than 20 Business Days prior to the consummation of the proposed Drag-Along Sale. The Drag-Along Sale Notice shall identify the transferee, the number of Company Securities subject to the Drag-Along Sale, the consideration for which a Transfer is proposed to be made (the “Drag-Along Sale Price”) and all other material terms and conditions of the Drag-Along Sale. The number of Company Securities to be sold by each Other Shareholder shall be the Drag-Along Portion of the Company

Securities that such Other Shareholder owns. Each Other Shareholder shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Sale Notice and to tender all its Company Securities as set forth below and to vote or consent in favor of such transaction (to the extent a vote or consent is required) and take any other reasonably necessary action in furtherance thereof. The price payable in such Transfer shall be the Drag-Along Sale Price. Not later than 10 Business Days after the date of the Drag-Along Sale Notice (the “Drag-Along Sale Notice Period”), each of the Other Shareholders shall deliver to a representative of the Drag-Along Seller designated in the Drag-Along Sale Notice the certificates representing the Company Securities of such Other Shareholder to be included in the Drag-Along Sale, together with a limited power-of-attorney authorizing on reasonably acceptable terms the Drag-Along Seller or its representative to Transfer such Company Securities on the terms set forth in the Drag-Along Notice and wire transfer or other instructions for payment or delivery of the consideration to be received in such Drag-Along Sale, or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Company Securities pursuant to this Section 4.02(a) at the closing for such Drag-Along Sale against delivery to such Other Shareholder of the consideration therefor. If an Other Shareholder should fail to deliver such certificates to the Drag-Along Seller, the Company (subject to reversal under Section 4.02(b)) shall cause the books and records of the Company to show that such Company Securities are bound by the provisions of this Section 4.02(a) and that such Company Securities shall be Transferred to the Drag-Along Transferee immediately upon surrender for Transfer by the holder thereof.

(b)           The Drag-Along Seller shall have a period of 90 days from the date of delivery of the Drag-Along Sale Notice to consummate the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Sale Notice; provided that, if such Drag-Along Sale is subject to regulatory approval, such 90-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days following the date of delivery of the Drag-Along Sale Notice. If the Drag-Along Sale shall not have been consummated during such period, the Drag-Along Seller shall return to each of the Other Shareholders the limited power-of-attorney and all certificates representing Company Securities that such Other Shareholders delivered for Transfer pursuant hereto, together with any other documents in the possession of the Drag-Along Seller executed by the Other Shareholders in connection with such proposed Transfer, and all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Company Securities owned by the Other Shareholders shall again be in effect.

(c)           Concurrently with the consummation of the Transfer of Company Securities pursuant to this Section 4.02, the Drag-Along Seller shall give notice thereof to the Other Shareholders, shall remit to each of the Other Shareholders that have surrendered their certificates and other applicable instruments the total consideration (the cash portion of which is to be paid by wire transfer in accordance with such Other Shareholder’s wire transfer instructions) for the Company Securities Transferred pursuant hereto and shall furnish such other evidence of the completion and time of completion of such Transfer and the terms thereof as may be reasonably requested by such Other Shareholders.

(d)           Notwithstanding anything contained in this Section 4.02, there shall be no liability on the part of the Drag-Along Seller to the Other Shareholders (other than the obligation to return the limited power-of-attorney and the certificates and other applicable instruments representing Company Securities received by the Drag-Along Seller) or any other Person if the Transfer of Company Securities pursuant to this Section 4.02 is not consummated for whatever reason, regardless of whether the Drag-Along Seller has delivered a Drag-Along Sale Notice. The decision of whether to effect a Transfer of Company Securities pursuant to this Section 4.02 by the Drag-Along Seller is in the sole and absolute discretion of the Drag-Along Seller.

(e)           The provisions of this Section 4.02 shall not apply to any proposed Transfer of any Company Securities by the Drag-Along Seller in a Public Offering or pursuant to Rule 144.

(f)            This Section 4.02 shall terminate upon the consummation of the IPO.

Section 4.03. Additional Conditions to Tag-Along Sales and Drag-Along Sales. Notwithstanding anything contained in Section 4.01 or 4.02, the rights and obligations of the Shareholders to participate in a Tag-Along Sale under Section 4.01 or a Drag-Along Sale under Section 4.02 are subject to the following conditions:

(a)           upon the consummation of such Tag-Along Sale or Drag-Along Sale, all of the Shareholders participating therein will receive the same terms and conditions of sale in all material respects and the same form and amount of consideration per share, or, if any Shareholders are given an option as to the form and amount of consideration to be received, all Shareholders participating therein will be given the same option; provided, however, that in the event the proceeds of a Drag-Along Sale received by the Drag-Along Seller are not cash or marketable securities, the Institutional Shareholders and Management Shareholders shall have the same exit and sale rights as the Drag-Along Seller;

(b)           each Shareholder that sells Company Securities in a Tag-Along Sale or Drag-Along Sale shall be obligated to pay its pro rata share (based on the number of Company Securities Transferred) of expenses incurred in connection with such Tag-Along Sale or Drag-Along Sale to the extent such expenses are incurred for the benefit of all Shareholders and are not otherwise paid by the Company or another Person; and

(c)           each Shareholder participating in any such transaction shall (i) make such representations, warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer; provided that, no participating Shareholder shall be required to provide any representations in connection with such Transfer (other than representations concerning each such Shareholder’s title to the Company Securities and authority, power and right to enter into and consummate the Transfer without contravention of any law or agreement); provided that each participating Shareholder may be required to provide indemnification for representations concerning the Company to the extent that all liability for misrepresentation or indemnity shall (as to those participating Shareholders) be expressly stated to be several but not joint and each such Shareholder shall not be liable for more than its pro rata share (based on the number of Company Securities Transferred) of any liability for misrepresentation or indemnity; provided that in no event shall any participating Shareholder’s total liability for all claims arising out of such transaction exceed the net proceeds received by it in connection therewith, (ii) benefit from all of the same provisions of the definitive agreements as the Tag-Along Seller or Drag-Along Seller, as the case may be, and (iii) be required to bear up to their proportionate share of any escrows, holdbacks or adjustments in purchase price.

Section 4.04. Rights of First Refusal. (a) If, at any time, any Shareholder receives from or otherwise negotiates with a Third Party an offer to purchase any or all of the Company Securities owned or held by that Shareholder (an “Offer”), and that Shareholder (the “ROFR Seller”) intends to pursue the Transfer of such Company Securities to that Third Party, then the ROFR Seller shall give notice (an “Offer Notice”) to the other Shareholders (the “ROFR Offerees”) and to the Company that the ROFR Seller desires to accept the Offer, which notice shall also set forth the number and kind of Company Securities proposed to be sold (the “Offered Securities”), the price per share that the ROFR Seller proposes to be paid for those Offered Securities (the “Offer Price”) and all other material terms and conditions of the Offer.

(b)           The giving of an Offer Notice to the Company and the ROFR Offerees shall constitute an offer by that ROFR Seller to Transfer the Offered Securities, in whole and not in part, to the Company and those ROFR Offerees, with the Company having priority with respect to the acceptance of the Offer by giving an irrevocable notice of acceptance to the ROFR Seller before the expiration of 5 Business Days after receipt of that Offer Notice by the Company, at the Offer Price and on the other terms set forth in the Offer Notice; provided, however, that:

(i)    If the Offer Notice specifies a form of consideration other than cash, a cash equivalent or a promissory note, the Offer may be accepted by the Company or any of the ROFR Offerees for a payment, in lieu of such form of consideration, of cash in an amount equal to the fair market value of such consideration; and

(ii)   If the Offer Notice specifies consideration consisting of a promissory note, the promissory note of Parent or any of the ROFR Offerees shall be deemed the equivalent of the promissory note specified in the Offer Notice.

If the Company does not accept the offer in whole in accordance with this Section 4.04 within that 5-Business Day period, then that offer may be accepted at the Offer Price by the ROFR Offerees on a pro rata basis based on each such Shareholder’s ROFR Portion, unless the accepting ROFR Offerees shall agree to another allocation resulting in acceptance of the Offer with respect to all of the Offered Securities. Such offer shall be irrevocable for 10 Business Days after receipt of that Offer Notice by the Company and each ROFR Offeree. Subject to the Company’s priority right of exercise as set forth above, each ROFR Offeree shall have the right to accept that offer (as provided above) within that 10-Business Day period. The offer may be accepted by giving an irrevocable notice of acceptance to the ROFR Seller before the expiration of that 10-Business Day period.

If any ROFR Offeree receiving the Offer Notice elects not to purchase the Offered Securities, then the ROFR Seller shall not be required to sell any Offered Securities accepted pursuant to the offer, but shall, within five Business Days after the expiration of the initial 10-Business-Day period, give notice to all ROFR Offerees that did accept the initial offer, informing them that they have the right to increase the number of Offered Securities that they accepted pursuant to the initial offer. Each such ROFR Offeree shall then have 5 Business Days in which to accept that second offer, by giving notice of acceptance to the ROFR Seller before the expiration of that 5-Business Day period, as to all of that Shareholder’s portion of the Offered Securities not accepted pursuant to the initial offer (on the basis of that Shareholder’s ROFR Portion compared to the ROFR Portions of all other ROFR Offerees receiving the second offer) plus any additional portion not accepted by any other ROFR Offeree during that 5-Business Day period, unless the accepting ROFR Offerees shall unanimously agree to another allocation resulting in acceptance of the Offer with respect to all of the Offered Securities.

If any ROFR Offeree fails to notify the ROFR Seller before the expiration of the initial 10-Business Day periods or the second 5-Business Day period, as applicable, referred to above, it shall be deemed to have declined the initial offer or second offer, as applicable.

For purposes of this Section 4.04, “ROFR Portion” means, in respect of any ROFR Offeree, the percentage that results from dividing (i) the Aggregate Ownership of Company Securities of that ROFR Offeree by (ii) the Aggregate Ownership of Company Securities for all ROFR Offerees who received the first offer or the second offer (or those accepting during the second offer period), as applicable.

(c)           If the Company or the ROFR Offerees elect to purchase all of the Offered Securities, then the Company or the ROFR Offerees, as the case may be, that have accepted the initial offer or second offer, as the case may be, shall purchase and pay, by wire transfer or bank or certified check (in immediately available funds) or delivery of a promissory note pursuant to Section 4.04(b)(ii), for all Offered Securities within 20 Business Days after the date on which all of those Offered Securities have been accepted; provided that, if the Transfer of those Offered Securities is subject to (i) any prior regulatory approval, subject to Section 4.04(d)(iii), the time period during which that Transfer may be consummated shall be extended until the expiration of five Business Days after all of those approvals shall have been received, but in no event later than 180 days after the ROFR Notice or (ii) Section 4.01, subject to the expiration of the relevant periods referred to in such Section, if applicable.

(d)           Upon the earliest to occur of (i) full rejection of the first offer by all recipients thereof, (ii) the expiration of the initial 10 Business-Day period and the second 5 Business-Day period without the ROFR Offerees electing to purchase all of the Offered Securities, (iii) the failure to obtain any required consent or regulatory approval for the purchase of all the Offered Securities by the Company and/or the ROFR Offerees within 180 days of full acceptance of the offer, ROFR Seller shall have a 90-day period during which to effect a Transfer to the Third Party making the Offer of any or all of the Offered Securities on substantially the same or more favorable (as to the ROFR Seller) terms and conditions as were set forth in the Offer Notice at a price that is not less than the Offer Price; provided that (x) such Third Party shall have agreed in writing to be bound by the terms of this Agreement and (y) the Transfer to that Third Party is not in violation of applicable federal, state or foreign securities laws; and provided, further, that, if the Transfer is subject to regulatory approval, that 90-day period shall be extended until the expiration of five Business Days after all those approvals shall have been received, but in no event shall that period be extended for more than 180 days from the date of the ROFR Notice without the consent of the Company. If the ROFR Seller does not consummate the Transfer of the Offered Securities in accordance with the foregoing time limitations, then the right of the ROFR Seller to Transfer those Offered Securities shall terminate, and the ROFR Seller shall again comply with the procedures set forth in this Section 4.04 with respect to any proposed Transfer of Company Securities to a Third Party.

(e)        A ROFR Seller may Transfer Offered Securities in accordance with this Section 4.04 for non-cash consideration only if that ROFR Seller has first obtained and delivered to Parent an opinion of a mutually agreed upon investment banking firm of national standing indicating that the fair market value of the non-cash consideration that such ROFR Seller proposes to accept as consideration for those Offered Securities, together with any cash consideration, is at least equal to 100% of the Offer Price.

(f)         The provisions of this Section 4.04 shall terminate and be of no further force or effect upon and after the IPO.  Furthermore, the provisions of this Section 4.04 shall not apply to any Drag-Along Sale pursuant to Section 4.02.

Section 4.05.  Preemptive Rights.  (a) The Company shall give each Shareholder notice (an “Issuance Notice”) of any proposed issuance by the Company of any Company Securities at least 20 Business Days prior to the proposed issuance date.  The Issuance Notice shall specify the price at which such Company Securities are to be issued and the other material terms of the issuance.  Subject to Section 4.05(f) below, each Shareholder shall be entitled to purchase up to such Shareholder’s Preemptive Rights Share of the Company Securities proposed to be issued, at the price and on the terms specified in the Issuance Notice.  For purposes of this Agreement, the term “Preemptive Rights Share” shall mean, with respect to any Holder, the percentage that results from dividing (i) that Shareholder’s Aggregate Ownership (immediately before giving effect to the issuance) of Common Stock by (ii) the Aggregate Ownership (immediately before giving effect to the issuance) of the Common Stock held by all Shareholders.

(b)        Each Shareholder who desires to purchase any or all of its Preemptive Rights Share of the Company Securities specified in the Issuance Notice shall deliver notice to the Company (each an “Exercise Notice”) of its election to purchase such Company Securities within ten Business Days of receipt of the Issuance Notice.  The Exercise Notice shall specify the number (or amount) of Company Securities to be purchased by such Shareholder and shall constitute exercise by such Shareholder of its rights under this Section 4.05 and a binding agreement of such Shareholder to purchase, at the price and on the terms specified in the Issuance Notice, the number of shares (or amount) of Company Securities specified in the Exercise Notice.  If, at the termination of such ten-Business-Day period, any Shareholder shall not have delivered an Exercise Notice to the Company, such Shareholder shall be deemed to have waived all of its rights under this Section 4.05 with respect to the purchase of such Company Securities in connection with such sale.  Promptly following the termination of such ten-Business Day period, the Company shall deliver to each Shareholder a copy of all Exercise Notices it received.

(c)        If any Shareholder fails to exercise its preemptive rights under this Section 4.05 or elects to exercise such rights with respect to less than such Shareholder’s Preemptive Rights Share, the Company shall notify each other Shareholder who has delivered an Exercise Notice to exercise its rights to purchase its entire Preemptive Rights Share, that such Shareholder shall be entitled to purchase from the Company its pro rata portion (which means the fraction that results from dividing (i) such Shareholder’s Aggregate Ownership (immediately before giving effect to the issuance) of Common Stock by (ii) the Aggregate Ownership (immediately before giving effect to the issuance) of Common Stock of all Shareholders exercising in full their preemptive rights with respect to their respective Preemptive Rights Shares) of such Common Stock with respect to which a Shareholder shall not have exercised its preemptive rights.  The Company shall continue to offer additional pro rata portions to Shareholders choosing to purchase their full pro rata portion of such Company Securities pursuant to this Section 4.05(c) until (i) all Company Securities proposed to be issued by the Company and with respect to which Shareholders were entitled to exercise their rights under this Section 4.05 have been purchased by Shareholders or (ii) all Shareholders have purchased the maximum number of Company Securities indicated in their respective Issuance Notice, whichever is earlier.

(d)        The Company shall have 90 days from the date of the Issuance Notice to consummate the proposed issuance of any or all of such Company Securities that the Shareholders have not elected to purchase at the price and upon terms that are not materially less favorable to the Company than those specified in the Issuance Notice; provided that, if such issuance is subject to regulatory approval, such 90-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days from the date of the Issuance Notice.  If the Company proposes to issue any such Company Securities after such 90-day (or 180-day) period, it shall again comply with the procedures set forth in this Section 4.05.

(e)        At the consummation of the issuance of such Company Securities, the Company shall issue certificates representing the Company Securities to be purchased by each Shareholder exercising preemptive rights pursuant to this Section 4.05 registered in the name of such Shareholder, against payment by such Shareholder of the purchase price for such Company Securities in accordance with the terms and conditions as specified in the Issuance Notice.

(f)         Notwithstanding the foregoing, no Shareholder shall be entitled to purchase Company Securities as contemplated by this Section 4.05 in connection with issuances of Company Securities (i) to employees or consultants of the Company or any Subsidiary pursuant to employee benefit plans or arrangements, or to other holders of ownership interests in the Company’s facilities, in each case approved by the Board (including upon the exercise of employee stock options granted pursuant to any such plans or arrangements), (ii) in connection with any bona fide, arm’s-length restructuring of outstanding debt of the Company or any Subsidiary, (iii) in connection with any bona fide, arm’s-length direct or indirect merger, acquisition, joint venture, strategic transaction or any similar transaction or (iv) pursuant to a Public Offering.  The Company shall not be obligated to consummate any proposed issuance of Company Securities, nor be liable to any Shareholder if the Company has not consummated any proposed issuance of Company Securities pursuant to this Section 4.05 for whatever reason, regardless of whether it shall have delivered an Issuance Notice or received any Exercise Notices in respect of such proposed issuance.

(g)        The provisions of this Section 4.05 shall terminate upon the consummation of the IPO.

Section 4.06.  Purchase Option.  (a) In the event that any Management Shareholder shall cease to be employed by or in the service of the Company or any of its Subsidiaries due to (i) death, disability, retirement, or voluntary resignation or (ii) termination with Cause, the Company shall have the right and option, at any time within the 90-day period (the “Option Period”) after the effective date of such termination of employment (the “Termination Date”) or, if later, the exercise date for the options under which such Option Shares are acquired (which Option Period shall be extended if such transaction is subject to regulatory approval until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days after the commencement of the Option Period), to purchase from such Management Shareholder all of the Option Shares then owned by such Management Shareholder (and his or her Permitted Transferees) at a purchase price equal to the Option Purchase Price (as defined below).  The Company shall give notice to the Management Shareholder of its intention to purchase the Option Shares at any time not later than the end of the Option Period (which period shall be extended if such transaction is subject to regulatory approval until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days after the commencement of the Option Period).  The right of the Company set forth in this Section 4.06 to purchase a Management Shareholder’s Option Shares is hereinafter referred to as the “Purchase Option”.  For the avoidance of doubt, the Purchase Option shall not apply to the termination of a Management Shareholder’s employment with the Company or any Subsidiary (x) by the Company other than for Cause or (y) by either Mr. Francis or Mr. Adlerz, or any other Management Shareholder with an employment agreement or option award agreement that defines “good reason”, for Good Reason.

(b)        The Purchase Option shall be exercised by written notice to the applicable Management Shareholder signed by an officer of the Company on behalf of the Company.  Such notice shall set forth the number of Option Shares desired to be purchased and shall set forth a time and place of closing, subject to the above time periods.

(c)        At such closing, the selling Management Shareholder shall deliver the certificates evidencing the number of Option Shares to be purchased by the Company and/or its designee(s), accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to the Company good title to such of the Option Shares to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery, the Company shall deliver to the seller the full amount of the Option Purchase Price for such Option Shares in cash by certified or bank cashier’s check.  Notwithstanding anything to the contrary contained herein, in connection with the exercise of any Purchase Option pursuant to Section 4.06, the Company may offset from the Option Purchase Price paid to any Management Shareholder the aggregate amount of any outstanding principal and accrued but unpaid interest due on any indebtedness of such Management Shareholder to the Company.

(d)        The “Option Purchase Price” for the Option Shares to be purchased from such Management Shareholder pursuant to the Purchase Option shall equal the price calculated as set forth below:

Event Giving Rise to the Purchase Option	Option Shares
Death, disability, retirement or voluntary resignation	Fair Market Value
Termination for Cause	Lesser of (i) the Fair Market Value and (ii) Cost

ARTICLE 5
REGISTRATION RIGHTS

Section 5.01.  Demand Registration.  (a) If at any time following the Closing Date, the Company shall receive a written request from the Crestview Shareholder (the “Requesting Shareholder”) that the Company effect the registration under the Securities Act of all or any portion (so long as the value of such portion shall be equal to a minimum of $5 million for a S-1 registration and $1 million for a S-3 registration) of such Requesting Shareholder’s Registrable Securities, and specifying the intended method of disposition thereof and the number of Registrable Securities for which the Requesting Shareholder has requested registration under this Section 5.01 (the “Crestview Request Amount”), then the Company shall promptly give notice of such requested registration (a “Demand Registration”) at least 20 Business Days prior to the anticipated filing date of the registration statement relating to such Demand

Registration to the Other Shareholders and thereupon shall use its reasonable best efforts to effect, as expeditiously as reasonably practicable, the registration under the Securities Act, but subject to the restrictions set forth in Sections 5.01(e) and 5.02, of:

(i)    all Registrable Securities for which the Requesting Shareholder has requested registration under this Section 5.01, and

(ii)   all other Registrable Securities requested to be registered by the Requesting Shareholder and those that any Shareholders with rights to request registration under Section 5.02 (the Requesting Shareholder, together with any Shareholders participating in a Piggyback Registration pursuant to this Section 5.01(a)(ii) and Section 5.02, the “Registering Shareholders”) have requested the Company to register by request received by the Company within 10 Business Days after such Shareholders receive the Company’s notice of the Demand Registration, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided that, subject to Section 5.01(d), the Company shall not be obligated to effect more than four (4) Demand Registrations for the Crestview Shareholder, other than Demand Registrations to be effected pursuant to a Registration Statement on Form S-3 (or any successor thereto), for which an unlimited number of Demand Registrations shall be permitted.  In no event shall the Company be required to effect more than one Demand Registration hereunder within any six-month period.

(b)        Promptly after the expiration of the 10-Business Day-period referred to in Section 5.01(a)(ii), the Company will notify all Registering Shareholders of the identities of the other Registering Shareholders and the number of shares of Registrable Securities requested to be included therein.  At any time prior to the effective date of the registration statement relating to such registration, the Requesting Shareholder may revoke such request, without liability to any of the other Registering Shareholders, by providing a notice to the Company revoking such request.

(c)        The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Registration is effected.

(d)        A Demand Registration shall not be deemed to have occurred:

(i)    unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 120 days (or such shorter period in which all

Registrable Securities of the Registering Shareholders included in such registration have actually been sold thereunder); provided that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, (1) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (2) less than 75% of the Registrable Securities included in such registration statement have been sold thereunder; or

(ii)   if the Maximum Offering Size is reduced in accordance with Section 5.01(e) such that less than 66 2/3% of the Registrable Securities of the Requesting Shareholders sought to be included in such registration are included.

(e)        If a Demand Registration involves an underwritten Public Offering and the managing underwriter advises the Company and the Requesting Shareholders that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), then the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i)    first, all Registrable Securities requested to be registered by the Registering Shareholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of Registrable Securities so requested to be included in such registration by each); and

(ii)   second, any securities proposed to be registered by the Company.

(f)         Upon notice to each Registering Shareholder, the Company may postpone effecting a registration pursuant to this Section 5.01 on one occasion during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 90 days (which period may not be extended or renewed), if (i) an investment banking firm of recognized national standing shall advise the Company and the Requesting Shareholders in writing that effecting the registration would materially and adversely affect an offering of securities of such Company the preparation of which had then been commenced or is contemplated in the near term or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

Section 5.02.  Piggyback Registration.  (a) Subject to Section 5.02(c), if the Company proposes to register any Company Securities under the Securities Act after the IPO, including a Demand Registration (other than a registration on Form S-8, S-4 or F-4, or any successor forms, relating to Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account or for other Persons (e.g., the Requesting Holder), the Company shall each such time give prompt notice at least 20 Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Shareholder (the “Piggyback Notice”), which notice shall set forth such Shareholder’s rights under this Section 5.02 and the Crestview Request Amount (if such Public Offering is pursuant to a Demand Registration) and shall offer such Shareholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Shareholder may request (a “Piggyback Registration”), subject to the provisions of Section 5.02(b).  Subject to Section 5.02(c), upon the request of any such Other Shareholder made within 10 Business Days after the receipt of the Piggyback Notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Shareholder), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all Shareholders, to the extent necessary to permit the disposition of the Registrable Securities so to be registered; provided that (i) if such registration involves an underwritten Public Offering, all such Shareholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 5.04(f) on the same terms and conditions as apply to the Company or the Requesting Shareholder, as applicable, and (ii) if, at any time after giving notice of its intention to register any Company Securities for the Company’s own account pursuant to this Section 5.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.  No registration effected under this Section 5.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 5.01.  The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

In the case of any Registrable Securities of a Shareholder registered in a shelf registration statement pursuant to Section 5.01 or 5.02, such Shareholder shall have no obligation to provide notice to any other Shareholder of any subsequent shelf take-down of such securities that is effected by such Shareholder.

Subject to Section 5.02(c), but notwithstanding anything else in this Agreement that may be deemed to the contrary, if the Crestview Shareholder is Transferring Common Stock in the IPO, the Other Shareholders shall also be entitled to Transfer a number of shares of Common Stock in the IPO as if those Other Shareholders were effecting a Piggyback Registration in accordance with this Section 5.02.

(b)        If a Piggyback Registration involves an underwritten Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 5.01(e) shall apply) and the managing underwriter advises the Company that, in its view, the number of Shares that the Company and such Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i)    first, so much of the Company Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size;

(ii)   second, all Registrable Securities requested to be included in such registration by any Shareholders entitled to so request pursuant to this Section 5.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each); and

(iii)  third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

(c)        Notwithstanding anything in this Agreement that may be deemed to the contrary (including the last paragraph of Section 5.02(a), a Management Shareholder shall not be entitled to participate in any Piggyback Registration if the managing underwriter of such offering (whether effected for the account of the Company or pursuant to a Demand Registration) determines that such Management Shareholder’s participation in that Public Offering would reasonably be expected to have a material adverse effect on that Public Offering, including the price at which such shares can be sold.

Section 5.03.  Lock-Up Agreements.  If any registration of Registrable Securities shall be effected in connection with a Public Offering, neither the Company nor any Shareholder shall effect any public sale or distribution, including any sale pursuant to Rule 144, of any Company Securities or other security of the Company (except as part of such Public Offering) during the period beginning 14 days prior to the effective date of the applicable registration statement until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) 180 days following the effective date (such period, the “Lock-Up Period” for the applicable registration statement); provided that in the case of any post-IPO Public Offering, such lock-up restriction shall apply (x) only to any Registering Shareholder(s) and the Company and (y) to all Shareholders who beneficially own (as defined in the Exchange Act) more than 1% of the aggregate number of then outstanding Company Securities; and provided further that no such lock-up restriction may be waived by the underwriter(s) for any Institutional Shareholder unless such restriction shall simultaneously be waived for all Institutional Shareholders.

Section 5.04.  Registration Procedures.  Whenever Shareholders request that any Registrable Securities be registered pursuant to Section  5.01 or 5.02, subject to the provisions of such Sections, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as reasonably practicable.  In connection with any such request, the following shall occur:

(a)        The Company shall as expeditiously as reasonably practicable prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, or in the case of a shelf registration statement, one year (or such shorter period in which all of the Registrable Securities of the Registering Shareholders included in such registration statement shall have actually been sold thereunder).

(b)        A reasonable time prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder.  Each Shareholder shall have the right to request on a timely basis that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Shareholder and the Company shall use all reasonable efforts to comply with such request; provided, however, that the Company shall not have any obligation to so modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)        After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Shareholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Registering Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d)        The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Shareholder holding such Registrable Securities reasonably requests (in light of such Shareholder’s intended plan of distribution) and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder; provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.04(d), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction.

(e)        The Company shall immediately notify each Registering Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

(f)         (i) The Crestview Shareholder shall have the right, in its sole discretion, to select an underwriter or underwriters in connection with the IPO or any other Public Offering resulting from the exercise by any such Crestview Shareholder of a Demand Registration and (ii) other than the IPO, the Company shall select an underwriter or underwriters reasonably acceptable to the Crestview Shareholder in connection with any other Public Offering.  In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form with any indemnities in favor of the underwriters as the managing underwriter may reasonably request) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the NASD.

(g)        Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Registering Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 5.04 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement.  Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is required by law or court order.  Each Registering Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities or in any other manner prohibited by Section 6.01 unless and until such information is made generally available to the public.  Each Registering Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h)        The Company shall furnish to each Registering Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such Shareholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Shareholders or the managing underwriter therefor reasonably requests.

(i)         The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the requirements of the Securities Act.

(j)         The Company may require each such Registering Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

(k)        Each such Registering Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.04(e), such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.04(e), and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.  If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5.04(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.04(e) to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 5.04(e).

(l)         The Company shall use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(m)       The Company shall cause the appropriate officers of the Company to (and each Management Shareholder who is an officer or senior manager of the Company or any Subsidiary shall) (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

Section 5.05.  Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Registering Shareholder beneficially owning any Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Shareholder or on such Shareholder’s behalf expressly for use therein.  The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 5.05.

Section 5.06.  Indemnification by Registering Shareholders.  Each Registering Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Shareholder, but only with respect to information furnished in writing by such Shareholder or by an authorized representative of such Shareholder on such Shareholder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.  Each such Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 5.06.  As a condition to including Registrable Securities in any registration statement filed in accordance with Article 5, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.  No Registering Shareholder shall be liable under this Section 5.06 for any Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate.

Section 5.07.  Conduct of Indemnification Proceedings.  If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 5, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any

Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 5.08.  Contribution.  If the indemnification provided for in this Article 5 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Registering Shareholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations.  The relative benefits received by the Company and such Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus.  The relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Shareholders or by such underwriters.  The relative fault of the Company on the one hand and of each such Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Registering Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 5.08 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 5.08, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Registering Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Shareholder were offered to the public (less underwriters’ discounts and commissions) exceeds the amount of any Damages that such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Each Registering Shareholder’s obligation to contribute pursuant to this Section 5.08 is several in the proportion that the proceeds of the offering received by such Registering Shareholder bears to the total proceeds of the offering received by all such Registering Shareholders and not joint.  No Registering Shareholder shall be liable under this Section 5.08 for any contribution obligations in excess of the net proceeds realized by such shareholder in the sale of Registrable Securities of such Shareholder to which such obligations relate.

Notwithstanding the foregoing Sections 5.05 through 5.08, the indemnification and contribution provisions contained in any underwriting agreement shall control in the event of any conflict with the provisions of this Agreement in relation to the underwriters, on the one hand, and the Company or any Requesting Shareholder, on the other.

Section 5.09.  Participation in Public Offering.  No Shareholder may participate in any Public Offering hereunder unless such Shareholder (i) agrees to sell such Shareholder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 5.10.  Other Indemnification.  Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Registering Shareholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 5.11.  Cooperation by the Company.  If any Shareholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request.

Section 5.12.  No Transfer of Registration Rights.  None of the rights of Shareholders under this Article 5 shall be assignable by any Shareholder to any Person acquiring Securities in any Public Offering or pursuant to Rule 144.  The Demand Registration rights are not assignable or transferable by the Crestview Shareholder.

ARTICLE 6
CERTAIN COVENANTS AND AGREEMENTS

Section 6.01.  Confidentiality.  (a)  Each Shareholder agrees that Confidential Information furnished and to be furnished to it has been and may in the future be made available in connection with such Shareholder’s investment in the Company.  Each Shareholder agrees that it shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to use, the Confidential Information only in connection with its investment in the Company and not for any other purpose.  Each Shareholder further acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(i)        to such Shareholder’s Representatives in the normal course of the performance of their duties (which shall include, for the sake of clarity, ordinary course reporting to such Shareholder’s limited partners) or to any financial institution providing credit to such Shareholder;

(ii)       to the extent required by applicable law, rule or regulation of any governmental or regulatory authority or self-regulatory authority organization, including without limitation the National Association of Insurance Commissioners, Inc. (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Shareholder is subject; provided that such Shareholder agrees to give the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and the Shareholder shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation));

(iii)      to any Person to whom such Shareholder is contemplating a Transfer of its Company Securities; provided that such Transfer would not be in violation of the provisions of this Agreement and such potential transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement consistent with the provisions hereof;

(iv)     to the extent related to the tax treatment and tax structure of the transactions contemplated by this Agreement (including all materials of any kind, such as opinions or other tax analyses that the Company, its Affiliates or its Representatives have provided to such Shareholder relating to such tax treatment and tax structure); provided that the foregoing does not constitute an authorization to disclose the identity of any existing or future party to the transactions contemplated by this Agreement or their Affiliates or Representatives, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information; or

(v)      if the prior written consent of the Board shall have been obtained or if the Confidential Information is disclosed by a Management Shareholder in the performance of his or her duties as an officer or employee of the Company or any of its Subsidiaries.

Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Shareholder.

(b)      “Confidential Information” means any information concerning the Company or any Persons that are or become its Subsidiaries or its joint ventures or the financial condition, business, operations or prospects of the Company or any such Persons in the possession of or furnished to any Shareholder (including by virtue of its present or former right to designate a director of the Company); provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Shareholder or its directors, officers, employees, stockholders, members, partners, agents, counsel, investment advisers or other representatives (all such persons being collectively referred to as “Representatives”) in violation of any agreement to which it may be subject (including this Agreement), (ii) was available to such Shareholder on a non-confidential basis prior to its disclosure to such Shareholder or its Representatives by the Company, (iii) becomes available to such Shareholder on a non-confidential basis from a source other than the Company after the disclosure of such information to such Shareholder or its Representatives by the Company, which source is (at the time of receipt of the relevant information) not, to the best of such Shareholder’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person or (iv) is independently developed by such Shareholder without violating any confidentiality agreement with, or other obligation of secrecy to, the Company.

Section 6.02.  Reports.  The Company agrees to furnish each Institutional Shareholder, for so long as such Shareholder owns at least 3% of the Common Stock or 50% of the Common Stock held by such Institutional Shareholder on the Closing Date:

(a)       as soon as practicable and, in any event within 30 days after the end of each month, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such month and the related unaudited statement of operations and cash flow for such month, and for the portion of the fiscal year then ended, in each case prepared in accordance with GAAP, setting forth in comparative form the figures for the corresponding month and portion of the previous fiscal year, and the figures for the corresponding month and portion of the then current fiscal year as in the Company’s annual operating budget,

(b)      as soon as practicable and, in any event, within 45 days after the end of each of the first three fiscal quarters commencing with the fiscal quarter ending September 30, 2007, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter and the related unaudited statement of operations and cash flow for such quarter and for the portion of the fiscal year then ended, in each case prepared in accordance with GAAP,

(c)       as soon as practicable and, in any event, within 90 days after the end of each fiscal year commencing with the fiscal year ended December 31, 2007, (i) the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related audited statement of operations and cash flow for such fiscal year, in each case prepared in accordance with GAAP and certified by a nationally recognized firm of independent public accountants of nationally recognized standing, together with a comparison of the figures in such financial statements with the figures for the previous fiscal year and the figures in the Company’s annual operating budget; provided, however, that the accountant’s certification or opinion shall not cover the Company’s annual operating budget, (ii) any management letters or other correspondence from such accountants and (iii) the Company’s annual operating budget for the coming fiscal year,

(d)      promptly following the preparation thereof, a copy of any revisions to the annual operating budget delivered pursuant to clause (c) above,

(e)       promptly upon their becoming available, copies of all registration statements under the Securities Act and Reports on Form 8-K filed by the Company with any securities exchange or with the SEC;

(f)       as soon as practicable and, in any event, within five Business Days after any officer of the Company obtains knowledge thereof, notice (with a description in reasonable detail, and stating the action that the Company is taking or proposes to take with respect thereto) of (i) the commencement of any material litigation, investigation or other proceeding to which the Company or any of its Subsidiaries is a party before any court or arbitrator or any governmental body, agency or official or (ii) the existence of any material default or breach under this Agreement or any other material contract or agreement to which the Company or any of its Subsidiaries is a party, and

(g)      as promptly as reasonably practicable, such other information with respect to the Company or any of its Subsidiaries as may reasonably be requested by such Shareholder.

Section 6.03.  Limitations on Subsequent Registration Rights.  The Company agrees that it shall not enter into any agreement with any holder or prospective holder of any securities of the Company (i) that would allow such holder or prospective holder to include such securities in any Demand Registration or Piggyback Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Shareholders included therein or (ii) on terms otherwise more favorable than this Agreement.

Section 6.04.  Affiliate Transactions.  The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase, lease or otherwise acquire any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with or for the benefit of, any Institutional Shareholder or any Affiliate or “Associate” of any Institutional Shareholder (within the meaning of Rule 12b-2 under the Exchange Act), unless such transaction is on terms that are disclosed to the Board and each Board Observer and are no less favorable to the Company or such Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; provided that the parties understand and agree that entry into, the performance of, and payment under, the Advisory Fee and Monitoring Agreement dated as of the date hereof between the Company and Crestview Advisor shall be deemed for all purposes to be consistent with this Section 6.04.

Section 6.05.  Conflicting Agreements.  The Company and each Shareholder represents and agrees that it shall not (i) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Company Securities, except as expressly contemplated by this Agreement, (ii) enter into any agreement or arrangement of any kind with any Person with respect to any Company Securities that is inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Shareholder under this Agreement, including agreements or arrangements with respect to the Transfer or voting of its Company Securities or (iii) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Company Securities in any manner that is inconsistent with the provisions of this Agreement.

ARTICLE 7
MISCELLANEOUS

Section 7.01.  Binding Effect; Assignability; Benefit.  (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.  Any Shareholder that ceases to own beneficially any Company Securities shall cease to be bound by the terms hereof (other than (i) the provisions of Sections 5.05, 5.06, 5.07, 5.08 and 5.10 applicable to such Shareholder with respect to any offering of Registrable Securities completed before the date such Shareholder ceased to own any Company Securities and (ii) Sections 6.01 (which shall survive as against such Shareholder for two years after such Shareholder ceases to beneficially own any Company Securities), 7.02, 7.05, 7.06, 7.07 and 7.08).

(b)      Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise, except that any Permitted Transferee acquiring Company Securities shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto and shall thenceforth be a “Shareholder”.  The Company shall not issue any shares of its capital stock to any Person, unless that Person executes and delivers an agreement to be bound by the terms of this Agreement in the Form of Exhibit A hereto.

(c)       Except as otherwise set forth in Sections 5.05, 5.06 and 5.08, nothing in this Agreement, expressed or implied, is intended to confer on any Person, other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 7.02.  Notices.  All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, if to the Company to:

Symbion Holdings Corporation
c/o Symbion, Inc.
40 Burton Hills Boulevard
Suite 500
Nashville, Tennessee  37215
Attention: Richard E. Francis
Fax:  (615) 234-5999

with a copy to the Crestview Shareholder at the address listed below.

if to the Crestview Shareholder, to:

Crestview Symbion Holdings, L.L.C.
c/o Crestview Partners
667 Madison Avenue
New York, NY  10021
Attention: Thomas S. Murphy, Jr.
Fax: (212) 906-0750

with a copy to:

Davis Polk & Wardwell
450 Lexington Avenue
New York, New York  10017
Attention: John D. Amorosi, Esq.
Fax:  (212) 450-3010

if to any other Institutional Shareholder to the addresses and facsimile numbers listed on Exhibit B hereto, and if to any Management Shareholder, to the address of such Management Shareholder listed in the personnel records of the Company.

All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.  Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

Section 7.03.  Waiver; Amendment; Termination.  (a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective.  No provision of this Agreement may be amended or otherwise modified, except by an instrument in writing executed by the Company with the approval of the Board, the Crestview Shareholder (for so long as it holds at least 50% of the Common Stock it acquired on the Closing Date) and Other Shareholders owning a majority of the outstanding Common Stock held by all Other Shareholders at that time; provided that (u) no amendment or modification that by its terms (as opposed to its effect) would adversely and disparately affect any Shareholder under the terms of this Agreement (relative to other Shareholders) shall be effective without the prior written consent of that Shareholder, (v) no amendment or modification of this Section 7.03 shall be effective without the prior written consent of the Company (with Board approval) and each Shareholder, (w) no amendment or modification of Section 3.05 or Section 4.06 shall be effective without the prior written consent of Management Shareholders owning a majority of the Company Securities held by the Management Shareholders on a Fully Diluted basis at that time, (x) no amendment or modification of Section 3.04 or Section 3.05 (as such Sections speak of the Chief Executive Officer of the Company) shall be effective without the consent of Mr. Francis, but only for so long as Mr. Francis remains CEO of the Company, and only as relates to the language in such Sections addressing the rights of the Chief Executive Officer of the Company thereunder, (y) no amendment or modification of Section 2.01(a) (as such Section speaks of Mr. Francis or Mr. Adlerz) shall be effective without the consent of Mr. Francis or Mr. Adlerz, as applicable, but only for so long as such Person remains CEO or COO of the Company, respectively, and only as relates to the language in such Section addressing his personal rights thereunder and (z) no amendment or modification of Section 2.01(a) (as such Section speaks of Trident IV) or Section 2.10 (as such Section speaks of NW Mutual, BACI or R6) shall be effective without the consent of Trident IV, NW Mutual, BACI or R6, as applicable.

(b)      Article 2, 3 (other than Sections 3.02, 3.04 and 3.05), 4 and 6 (other than Section 6.01) and Section 7.04 shall terminate, and be of no further force or effect, upon and after the IPO.

Section 7.04.  Fees and Expenses.  (a) Unless otherwise provided herein or in any other written agreements between the parties hereto, all costs and expenses incurred in connection with the transactions contemplated by this Agreement, the Merger Agreement, the Subscription Agreement and all related transactions shall be paid by the party incurring such costs and expenses.

(b)      Notwithstanding anything herein to the contrary, the Company shall pay and bear (i) all out-of-pocket costs and expenses of the Crestview Shareholder incurred in connection with the transactions contemplated by this Agreement, the Merger Agreement, the Subscription Agreement and all related transactions and (ii) the reasonable and documented, out-of-pocket expenses of each Institutional Shareholder that is incurred in connection with the transactions contemplated by this Agreement, the Merger Agreement, the Subscription Agreement and all related transactions.

(c)       The Board shall adopt a policy providing for the reimbursement of expenses incurred by the directors and Board Observers in connection with the performance of their duties.

Section 7.05.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.

Section 7.06.  Jurisdiction.  Except for any determination of Fair Market Values for purposes of this Agreement (which shall be determined in accordance with the definition thereof), the parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York County, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.02 shall be deemed effective service of process on such party.

Section 7.07.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.08.  Specific Enforcement.  Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 7.09.  Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 7.10.  Entire Agreement.  This Agreement, the Subscription Agreement and the Employee Contribution Agreements constitute the entire agreement among the parties hereto and thereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

Section 7.11.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date on the cover page of this Agreement.

SYMBION HOLDINGS CORPORATION

By:	/s/ Richard E. Francis, Jr.
	Name:	Richard E. Francis, Jr.
	Title:	Chairman and Chief Executive Officer

CRESTVIEW SYMBION HOLDINGS, L.L.C.,

By:	/s/ Thomas S. Murphy, Jr.
	Name:	Thomas S. Murphy, Jr.
	Title:	Vice-President

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Timothy S. Collins
	Name:	Timothy S. Collins
Title:

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY (For Its Group Annuity Separate Account)

By:	/s/ Timothy S. Collins
	Name:	Timothy S. Collins
Title:

TRIDENT IV, L.P.
By: Trident Capital IV, L.P., as sole general partner
By: DW Trident GP, LLC, as a general partner of the general partner

By:	/s/ David Wermuth
	Name:	David Wermuth
	Title:	Principal

TRIDENT IV PROFESSIONALS FUND,
L.P.
By: Stone Point Capital LLC, as manager

By:	/s/ David Wermuth
	Name:	David Wermuth
	Title:	Principal

BANC OF AMERICA CAPITAL INVESTORS V, L.P.

By:	/s/ Scott R. Poole
	Name:	Scott R. Poole
Title:

/s/ Richard E. Francis, Jr.
Richard E. Francis, Jr.

/s/ Clifford G. Adlerz
Clifford G. Adlerz

2

R6 OPPORTUNITY FUND, L.P., as
Beneficiary

By:	R6 Partners, L.L.C., its general partner

By:	/s/ Anil L. Crasto
	Name:	Anil L. Crasto
Title:

R6 OVERSEAS OPPORTUNITY FUND,
LTD., as Beneficiary

By:	R6 Capital Management, L.P., as investment manager

By:	/s/ Anil L. Crasto
	Name:	Anil L. Crasto
Title:

3

EXHIBIT A

JOINDER TO SHAREHOLDERS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Shareholders Agreement dated as of August     , 2007 (the “Shareholders Agreement”) among Symbion Holdings Corporation and the other parties thereto, as the same may be amended from time to time.  Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Shareholders Agreement as of the date hereof and shall have all of the rights and obligations of a “Shareholder” thereunder as if it had executed the Shareholders Agreement.  The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:                              ,

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

EXHIBIT B

CONTACT INFORMATION

NW Mutual, on behalf of itself and its Group Annuity Separate Account

The Northwestern Mutual Life Insurance Company

720 East Wisconsin Avenue

Milwaukee, WI 53202

Attn: Securities Department

Fax: (414) 665-7124

with a copy to:

Pepe & Hazard, LLP

Goodwin Square

225 Asylum Street

Hartford, CT 06103

Attn: Gary S. Hammersmith, Esq.

Fax: (860) 522-2796

Trident IV, L.P. and Trident IV Professionals Fund, L.P.

Trident IV, L.P. and Trident IV Professionals Fund, L.P.

c/o Stone Point Capital LLC

20 Horseneck Lane

Greenwich, CT 06830

Attn: Richard A. Goldman

Fax: (203) 862-2951

BACI

Banc of America Capital Investors

100 North Tryon Street - 25th Floor

Charlotte, NC 28255

Attn: Scott R. Poole

Fax: (704) 386-6432

with a copy to:

Kennedy Covington Lobdell & Hickman, L.L.P.

Hearst Tower

214 North Tryon Street, 47th Floor

Charlotte, NC 28202

Attn: T. Richard Giovannelli, Esq.

Fax: (704) 353-3184

R6

R6 Capital Management

1 East 57th Street, 8th Floor

New York, NY 10022

Attn: Ira Platt, R6 Operations

Fax: (212) 230-4822